    As filed with the Securities and Exchange Commission on June 30, 2000
                                                 Registration No. 333-__________

 ==============================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  iPARTY CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                ----------------


       Delaware                        7373                      13-4012236
------------------------    ----------------------------     -------------------
(State of Incorporation)    (Primary Standard Industrial        (I.R.S. Employer
                            Classification Code Number)      Identification No.)


                                ----------------

                        130 West 30th Street, 10th Floor
                               New York, NY 10001
                                 (212) 609-4300
          (Address and Telephone Number of Principal Executive Offices)

                                  Sal Perisano
                             Chief Executive Officer
                                  iParty Corp.
                        130 West 30th Street, 10th Floor
                            New York, New York 10001
                                 (212) 609-4300
            (Name, Address and Telephone Number of Agent for Service)

                                ----------------

                  Please send copies of all communications to:

                             Robert S. Matlin, Esq.
                             Karla A. Olivier, Esq.
                           Camhy Karlinsky & Stein LLP
                  1740 Broadway, New York, New York 10019-4315
                                 (212) 977-6600


                                ----------------


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. /X/

                         CALCULATION OF REGISTRATION FEE



====================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
   Title of Each Class of        Amount to be     Offering Price Per    Aggregate Offering   Amount of Registration
         Securities               Registered           Share(1)              Price(1)                 Fee
      To Be Registered
----------------------------- ------------------- -------------------- --------------------- -----------------------

Common Stock underlying the       10,449,520            $0.5625             $5,877,855             $1,551.75
Series B Convertible
Preferred Stock
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying the       1,000,000             $0.5625              $562,500               $148.50
Series C Convertible
Preferred Stock
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying the       2,500,000             $0.5625             $1,406,250              $371.25
Series D Convertible
Preferred Stock
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying           5,771,181             $0.5625             $3,246,289              $857.02
Common Stock Warrants
issued to Series B
Convertible Preferred Stock
holders
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying            552,291              $0.5625              $310,664                $82.02
Common Stock Warrants
issued to Series C
Convertible Preferred Stock
holders
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying           1,250,000             $0.5625              $703,125               $185.63
Common Stock Warrants
issued to Series D
Convertible Preferred Stock
holders
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying           1,054,684             $0.5625              $593,260               $156.62
Common Stock Warrants
issued to Placement Agent
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying           3,000,000             $0.5625             $1,687,500              $445.50
Common Stock Warrants
issued to Taymark
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock underlying            550,000              $0.5625              $309,375                $81.68
Common Stock Warrants
issued to Margaritaville
Holdings
----------------------------- ------------------- -------------------- --------------------- -----------------------
Common Stock Warrants             8,600,656             $0.5625             $4,837,869             $1,277.20
----------------------------- ------------------- -------------------- --------------------- -----------------------
Total                                                                      $19,534,687             $5,157.17
====================================================================== ===================== =======================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the American Stock Exchange on June 27, 2000, which was $0.5625.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JUNE 29, 2000

                                   PROSPECTUS

                                  iPARTY CORP.

                        26,127,676 Shares of Common Stock
                         8,600,656 Common Stock Warrants

This prospectus is part of a registration statement that covers the issuance of up to:

      1. 10,449,520 shares of our common stock that is issuable by us upon the conversion of our Series B convertible preferred stock issued in our private placement in August and September 1999;

      2. 1,000,000 shares of our common stock that is issuable by us upon the conversion of our Series C convertible preferred stock issued in our private placement in September 1999;

      3. 2,500,000 shares of our common stock that is issuable by us upon the conversion of our Series D convertible preferred stock issued in our private placement in December 1999;

      4. 5,771,181 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued to holders of our Series B convertible preferred stock;

      5. 552,291 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued to holders of our Series C convertible preferred stock;

      6. 1,250,000 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued to holders of our Series D convertible preferred stock;

      7. 3,000,000 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued to Taymark in connection with a services agreement;

      8. 550,000 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued to Margaritaville Holdings in connection with a cross-promotion agreement;

      9. 1,054,684 shares of our common stock that is issuable by us upon the exercise of our common stock warrants issued in connection with the sale of our convertible preferred stock and common stock warrants by our placement agent, Commonwealth Associates, L.P.; and

      10. 8,600,656 common stock warrants issued in connection with our private placements.


                            -----------------------


    The shares of our common stock are listed on the American Stock Exchange under the symbol "IPT." On June 27, 2000, the closing price of one share of our common stock on the American Stock Exchange was $.0625 per share.


                            -----------------------


    The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors" commencing on page 4.


                            -----------------------


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            -----------------------


                 The date of this prospectus is June 30, 2000.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY......................................................................1
SUMMARY OF FINANCIAL INFORMATION........................................................3
RISK FACTORS............................................................................4
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS.............................................14
SELECTED FINANCIAL DATA................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS...................................................17
OUR BUSINESS...........................................................................22
MANAGEMENT.............................................................................26
PRINCIPAL STOCKHOLDERS.................................................................31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................34
DESCRIPTION OF CAPITAL STOCK...........................................................35
PLAN OF DISTRIBUTION...................................................................39
SELLING SECURITYHOLDERS................................................................41
SHARES ELIGIBLE FOR FUTURE SALE........................................................50
LEGAL MATTERS..........................................................................51
EXPERTS................................................................................51
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES......................................................51
MARKET FOR OUR COMMON STOCK............................................................52
FINANCIAL STATEMENTS...................................................................53
INDEX TO FINANCIAL STATEMENTS - For the quarterly period ended March 31, 2000.........F-1
INDEX TO FINANCIAL STATEMENTS - For the fiscal year ended December 31, 1999...........F-6

                               PROSPECTUS SUMMARY

      Since this is a summary, it does not contain all the information that may be important to you in evaluating your investment. You should read the following summary and the "Risk Factors" section, along with the more detailed information and financial statements and notes to the financial statements appearing elsewhere in this prospectus before you decide whether to make an investment in our common stock or our common stock warrants.

                                  About iParty

      We intend to provide various resources on the Internet for consumers seeking party goods, party services, party planning advice and information.

      We intend to make it easy and convenient for the party-giving consumer to select themes, make comprehensive plans, and purchase all of the goods and services needed for a successful event. Our operational goal is to provide a simple, seamless transaction process for the consumer. When a consumer comes to our web site, the consumer will be able to select a theme, fill a virtual shopping basket with goods and services, and pay for everything at one time at the checkout screen. Once the order has been placed, the consumer will be notified of the order's status via e-mail. The consumer will also be able to dial our toll-free number, 1-800-4iParty, to talk to a customer service representative who is knowledgeable about our products.

                                   Our History

      We were formed under the laws of the State of Texas and under the name WSI Acquisitions, Inc. On June 30, 1998, WSI Acquisitions merged with WSI Acquisition Corp., a Delaware corporation. iParty Corp. merged with WSI Acquisition Corp. on July 2, 1998 and WSI Acquisition Corp. changed its name to iParty Corp.

      Our offices are located at 130 West 30th Street, 10th Floor, New York, New York 10001. Our Internet address is http://www.iparty.com.

                                    The Offering

Securities offered                  Up to 13,949,520 shares of our common stock
                                    issuable upon the conversion of our
                                    convertible preferred stock.

                                    Up to 12,178,156 shares of our common stock issuable upon the exercise of our common stock warrants.

                                    Up to 8,600,656 common stock purchase
                                    warrants.

Common stock to be outstanding
after the offering(1)               37,263,783 shares

Common stock warrants to be
Outstanding after the offering      8,600,656 common stock warrants

Use of proceeds                     Any proceeds received by us from the
                                    exercise of the common stock warrants may be used for our general working capital to grow our business. We will not receive any proceeds from the sale of the common stock or the common stock warrants.

Risk factors                        An investment in the shares involve a high
                                    degree of risk.  See "Risk Factors."

American Stock Exchange
Trading symbol                      "IPT"

-------------------
      (1) Does not include shares issuable upon exercise of all options under our 1998 Incentive and Nonqualified Stock Option Plan, of which 3,731,330 have been granted.

                          SUMMARY FINANCIAL INFORMATION

    The summary financial information set forth below is derived from and should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

                                                                   Three Months Ended                 Year Ended
                                                                        March 31                      December 31

                                                                  2000             1999           1999           1998
                                                                  ----             ----           ----           ----
                                                               (unaudited)     (unaudited)
Statements of Operations Data:

     Net revenues..........................................      146,834         --             138,545       --
     Operating Loss........................................   (5,737,199)       (962,649)   (10,541,085)     (873,087)
     Net Loss..............................................   (5,463,744)       (961,835)   (11,255,415)     (862,398)
     Net loss per common share - basic and diluted.........        (0.49)          (0.09)         (2.97)        (0.08)
     Weighted average shares outstanding -
     basic and diluted.....................................   11,136,107      11,005,421     11,005,421    10,525,213




                                                                                 As of                    As of
                                                                            March 31, 2000          December 31, 1999
                                                                            --------------          -----------------
                                                                             (unaudited)
Balance Sheet Data:

     Total assets..................................................            $22,867,516               $27,256,750
     Total liabilities.............................................              2,731,014                 2,202,682
     Stockholders' equity..........................................             20,136,502                25,054,068

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully review and consider the information below, as well as the other information contained in this prospectus and incorporated by reference, before you make an investment in our common stock or our common stock warrants.

Insignificant historical revenues make it difficult to evaluate whether we will operate profitably.

      We first launched our web site in February 1999. Given our limited operating history, it is extremely difficult to evaluate our business and prospects. Our revenue and income potential are unproven and our business model is constantly evolving. Because the way in which uses for the Internet are constantly changing, we may need to further change our business model to adapt to those changes. Frequent changes in organizational structure could impose significant burdens on our management and our employees and could further result in loss of productivity or even increased attrition.

      Any investment in our company must be considered in light of the problems frequently encountered by companies in an early stage of development in newly and rapidly evolving markets. To address the risks we face, we must, among other things:

      o  Maintain and enhance our web site;

      o  Expand our product and service offerings;

      o Increase the amount of traffic to our web site by obtaining new customers at reasonable cost, and retaining customers or encouraging repeat purchases;

      o  Build and maintain brand awareness of our services;

      o  Expand our affiliate network;

      o  Attract, integrate, retain and motivate qualified personnel; and

      o  Maintain the leadership and quality of our services.

      We cannot be certain that our business strategy, services or products will be successful, and we may need to adjust our strategy, services or products in order to enable our operations to become profitable.

Since we have a history of net losses, we expect to continue to incur net losses.

      Our financial statements reflect that we have incurred losses since inception, including a net loss of $5,463,744 in the quarter ended March 31, 2000. As of March 31, 2000, we had an accumulated deficit of $39,039,508. We expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these net losses will depend, in part, on the rate of growth in our revenues from sales of party goods and on our expenses. It is critical to our success that we continue to expend financial and management resources to develop brand loyalty through marketing and promoting and enhancing our services. As a result, we expect that our operating expenses will increase significantly for the foreseeable future. With increased expenses, we will need to generate significant additional revenues to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future.

We are uncertain that we will be able to obtain the additional capital that may be necessary to establish our business.

      Our recurring operating losses and growing working capital needs may require us to obtain additional capital to operate our business before we have established that our business will generate significant revenue. Although management believes that we will be able to achieve our plans to begin generating revenue, we cannot be sure that those plans will succeed. If additional financing is required, the terms of the financing may be adverse to the interests of existing stockholders, including the possibility of substantially diluting their ownership position.

Third-party suppliers inability to fulfill their obligations may injure our reputation and brand.

      We have no fulfillment operation or facility of our own and, accordingly, are dependent on third parties to fulfill product orders placed on our web site. We have created systems necessary to transmit orders placed on our web site to Taymark, our fulfillment provider. However, if Taymark is unable to satisfy our increasing requirements or deliveries to customers on a timely basis our reputation and brand will be damaged.

      Our agreement with Taymark expires on December 31, 2002. There can be no assurance that we will maintain our relationship with Taymark beyond December 31, 2002. In the event that our relationship with Taymark ends, we may be unable to find an alternative, comparable vendor capable of providing fulfillment services on satisfactory terms. An unanticipated termination of our relationship with Taymark, particularly during the fourth quarter of the calendar year, could result in a loss in profits, even if we were able to establish a relationship with an alternative vendor.

If our operating results decrease, then our stock price may also decrease and our stockholders may be unable to resell their shares.

      Due to a variety of factors that could affect our revenues or our expenses in any particular quarter our quarterly operating results may decrease significantly in the future. It is possible that in some future periods our results of operations or other performance measures may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock will likely fall.

      You should not rely on our results of operations during any particular quarter as an indication of our future results for a full year or any other quarter. Our quarterly revenues and operating results may vary significantly in the future due to a number of factors including but not limited to, the following:


      o  Fluctuations in demands for our services, including seasonality;

      o Unexpected rescheduling or cancellations of significant orders and affiliate relationships;

      o  An unexpected termination of our relationship with Taymark;

      o  Our ability to develop and introduce new technology;

      o  Announcements and new technology introductions by our competitors;

      o  Our ability to achieve required cost reductions;

      o  Pricing competition;

      o  High levels of product returns;

      o  Increased costs of online or offline advertising;

      o Fluctuations in shipping costs and delivery times, particularly during holiday seasons;

      o  Our ability to attract and retain key personnel; and

      o Costs relating to possible acquisitions and integration of technologies or businesses.

      Our operating expenses are based on our expectations of our future revenues and are relatively fixed in the short term. Given our limited operating history, user traffic on our web site is extremely difficult to forecast accurately. Moreover, obtaining new affiliate relationships is time-consuming and depends on many factors that we are unable to control. Therefore, it is difficult to predict the number of affiliate relationship customers that we will have in the future. In particular, we intend to spend significant amounts of capital to build brand awareness of our company. We may be unable to adjust the amount of money we spend on building brand awareness and developing third-party supplier relationships quickly enough to offset any unexpected revenue shortfall. As such, our revenues are difficult to predict accurately.

If we do not successfully expand our web site and the systems that process customers' orders, we could lose customers and our net sales could be reduced.

      If we fail to rapidly upgrade our web site in order to accommodate increased traffic, we may lose customers, which would reduce our net sales. Similarly, if we fail to rapidly expand the computer systems that we use to process customer orders, we may be unable to successfully distribute customer orders. As a result, we could lose customers and our net sales could be reduced. In addition, our failure to rapidly upgrade our web site or expand these computer systems without system downtime, particularly during the fourth calendar quarter, would further reduce our net sales. We may experience difficulty in improving and maintaining such systems if our employees or contractors that develop or maintain our computer systems become unavailable to us. In the past, we have experienced periodic systems interruptions while enhancing and expanding these computer systems, we believe these interruptions will continue to occur.

If our online security measures fail, our customers' personal information may be compromised and damage our customer dealings.

      Our relationships with our customers may be damaged if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology that we or our third-party suppliers use to protect customer's personal information.

Inability to prevent credit card fraud could reduce our profits.

      All orders placed on our web site are paid for with credit cards. Failure to adequately control fraudulent credit card transactions would reduce our net sales and our gross margins because we do not carry insurance against this risk. Under current credit card practices, we are liable for fraudulent credit card transactions because we cannot obtain a cardholder's signature.

If our business grows, our managerial, financial and operational resources may be strained.

      We have experienced, and may continue to experience, rapid growth, which has placed, and could continue to place, a significant strain on our managerial, financial and operational resources. Any growth we may experience will result in increased responsibility for existing and new management personnel. Effective growth management will depend on our ability to:

      o  Integrate new personnel into our corporate structure;

      o Improve our operational, management and financial systems and controls; and

      o  Recruit, train, motivate and manage employees.

      We cannot assure you that our systems, procedures or controls will be adequate to support our operations. In addition, we are unable to guarantee that we will be able to manage any growth effectively. If we do not manage growth effectively then our expenses may exceed our revenues.

A loss of any key personnel could impair our ability to succeed.

      In part, our future success depends on the continued service of our key management personnel, particularly: (1) Sal Perisano, our Chief Executive Officer, (2) Dorice Dionne, our Senior Vice President - Merchandising and the wife of Mr. Perisano, (3) Patrick Farrell, our Chief Financial Officer, and (4) John Jolly, our Chief Operating Officer. The loss of their services, or the services of other key employees, could impair our ability to grow our business. Currently, we have employment agreements with these employees. However, the employment agreements expire in 2001 and 2002.

      We have key-man life insurance policies in the amount of $2,000,000 on the lives of both Mr. Perisano and Ms. Dionne. However, we cannot be certain that the proceeds from such policies would enable us to retain suitable replacement for them in the event we lose either of their services.

      Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to attract, assimilate or retain other highly qualified employees in the future. In the past we have occasionally experienced difficulty hiring and retaining highly skilled employees with appropriate qualifications. We expect this difficulty to continue in the future.

Our inability to expand our sales and support organizations may result in a failure to increase market awareness of our products and services.

      We need to substantially expand both our advertising sales and corporate sales operations as well as our marketing efforts to increase market awareness and sales of our products and services. We plan to hire additional sales personnel. Competition for qualified sales personnel is intense, and we may be unable to hire the kind and number of sales personnel we are targeting. We will need to increase our staff if our customer base increases. Hiring qualified customer service and support personnel is very competitive in our industry due to limited number of people available with the necessary technical skills and understanding of the Internet. If we are unable to hire additional sales personnel we will be unable to increase market awareness of our products and services.

If we are unable to develop our brand, we will be unable to build our business.

      We believe that broader brand recognition and a favorable consumer perception of the iParty brand are essential to our future success. Accordingly, we intend to continue pursuing an aggressive brand-enhancement strategy, which will include mass marketing and multimedia advertising, promotional programs and public relations activities. To date we have spent approximately $6,350,000 on these activities and we intend to incur significant expenditures on these advertising and promotional programs and activities in the future. These expenditures may not result in a sufficient increase in revenues to cover our advertising and promotion expenses. In addition, even if brand recognition increases, the number of new users may not increase. Further, even if the number of new users increases, the amount of our sales may not increase sufficiently to justify the expenditures. If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues.

Since we will not receive funds from this offering, we are uncertain we can obtain the capital to grow our business.

      To fully realize our business objectives and potential, we may require significant additional financing. Based on our current operating plan, we anticipate that we may require additional financing by the end of the first quarter of 2001. In the past, we have been largely dependent upon private convertible debt and financing when we required funds. We may need to raise additional funds in the future to:

      o  Fund more aggressive brand promotion or more rapid expansion;

      o  Develop new or enhanced services; and

      o  Respond to competitive pressures or to make acquisitions.

      We may be unable to obtain required additional financing on terms favorable to us. If adequate funds are not available on acceptable terms, we may be unable to:

      o  Fund our expansion;

      o  Promote our brand;

      o  Develop or enhance services;

      o  Respond to competitive pressures; or

      o  Take advantage of acquisition opportunities.

      Additional financing may be debt, equity or a combination of debt and equity. If we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of the common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends.

Since we are in the process of establishing our name recognition, we may be unable to effectively compete against our current and potential competitors.

      Our ability to compete effectively depends on numerous factors, many of which are outside of our control. These factors include, but are not limited to the following:

      o  Quality of our products, services and content;

      o  Ability to use our online services;

      o  Timing and market acceptance of our new and enhanced online services;
         and

      o  Sales and marketing efforts by our competitors and us.

      We have competitors in various markets. For example, we compete against Hallmark and American Greetings in the greeting cards and invitation business; Party City and the Big Party Corporation in the retail party-goods supply business. We also compete with a number of online businesses such as BirthdayExpress.com, GreatEntertaining.com, ShindigZ.com and eparties.com. All of these businesses offer customers party-related products and services.

      Many of our existing competitors, as well as potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to develop and promote their services. In addition, many of these competitors offer a wider range of services than we do in certain categories. These services may attract users to our competitors and, consequently, result in a decrease of traffic to our web site.

      These competitors may also engage in more extensive research and development, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, partners, advertisers and electronic commerce partners. Our competitors may develop products and services that are equal or superior to ours, which could achieve greater market acceptance. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to better address the needs of advertisers and businesses engaged in electronic commerce. As a result, it is possible that existing or new competitors may emerge and rapidly acquire a significant market share.

If Internet usage does not grow, we may be unable to execute our business plan to increase our operations.

      Our business will be unable to succeed if Internet usage does not continue to grow or grows at significantly lower rates compared to current trends. The continued growth of the Internet depends on various factors, many of which are outside our control. These factors include, but are not limited to the following factors:

      o The Internet infrastructure's ability to support the demands placed on it;

      o The public's concerns regarding security and authentication concerns with respect to the transmission over the Internet of confidential information, such as credit card numbers and attempts by unauthorized computer users, so-called hackers, to penetrate online security systems; and

      o The public's concern regarding privacy issues, including those related to the ability of web sites to gather user information without the user's knowledge or consent.

Our inability to adapt to evolving Internet technologies and customer demands may impede our future growth.

      To be successful, we must adapt to rapidly changing Internet technologies and customer demands. To that end, we must continually enhance our products and services and introduce new services to address our customers' changing needs. If we need to modify our services or infrastructure to adapt to changes affecting providers of Internet services, we could incur substantial development or acquisition costs. If we cannot adapt to these changes, or do not sufficiently increase the features and functionality of our products and services, our customers may switch to the product and service offerings of our competitors or potential competitors. Furthermore, our competitors or potential competitors may develop novel Internet applications that are equal or superior to our services. As a result, customer demand for our services may decrease.

If our systems do not perform as expected, our revenues may be significantly reduced.

      Any system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced user traffic on our web site and therefore cause a reduction in revenues. Our web site and data are backed-up on tapes and are stored remotely. Although we believe that our current back-up methods are adequate, we cannot assure you that the back-up tapes will not cause an interruption in our service. Computer viruses, electronic break-ins or other similar disruptions could also affect our web site. Our users and customers depend on Internet service providers, online service providers and other web site operators for access to our web site. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Our systems are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and other similar events. Our insurance policies have low coverage limits and may not adequately compensate us for losses that may occur due to interruptions in our service.

If we are unable to protect our intellectual property rights or are held liable for infringing on the intellectual property rights of others, we may be forced to devote significant time, attention and money to defend these claims.

      Third parties may infringe or misappropriate our patents, trademarks or other proprietary rights, which could injure our reputation and business. We have filed a patent application covering the StarGreeting concept, but there can be no assurance that we will be issued a patent. We may be subject to or may initiate proceedings in the United States Patent and Trademark Office, which may demand significant financial and management resources. While we enter into confidentiality agreements with our employees and consultants, and generally control access to and distribution of our proprietary information, the steps we have taken to protect our proprietary rights may not prevent misappropriation. In addition, we do not know whether we will be able to defend our proprietary rights since the validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.

      Although we believe our products and information system do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us. From time to time, in the ordinary course of business we may be subject to claims of alleged infringement of the trademarks and other intellectual property rights of third parties. These claims and any resultant litigation, should this occur, could further subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention and a reduction in any potential profits. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims.

If we are held liable for publishing certain content on the Internet, we may be forced to devote significant resources to defend those claims.

      As a publisher of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement, or other claims based on the nature and content of materials that we publish or distribute. In the past, plaintiffs have brought these types of claims and sometimes successfully litigated them against online services. If a plaintiff were to bring a claim against our company, we would incur legal expenses associated with defending the litigation. Furthermore, there exists the possibility that we may not prevail. Litigating any one of these claims would be time-consuming and expensive to defend and could impair our ability to become profitable.

If we ever decide to collect personal information about our users, we may face potential liability for invasion of privacy.

      Although we have a policy against using personal information, current computing and Internet technology allows us to collect personal information about our users. We may decide in the future to compile and provide such information to our electronic commerce partners. If we begin collecting such information, we may face potential liability for invasion of privacy for compiling and providing to our electronic commerce partners information based on questions asked by users and visitors on our web site. Because we may not obtain permission from users to distribute this information, we may potentially face liability for invasion of privacy.

If we are unable to acquire the necessary web domain names, our brand and reputation could be damaged and we could lose customers.

      We may be unable to acquire or maintain web domain names relating to our brand in the United States and other countries in which we may conduct business. As a result, we may be unable to prevent third parties from acquiring and using domain names relating to our brand. Such use could damage our brand and reputation and take customers away from our web site. We currently hold various relevant domain names, including the "iparty.com" domain name.

      Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system that is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.

If a new law or new government regulation is created pertaining to the Internet, it could decrease the demand for our services or increase the cost of doing business.

      Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services or increase our cost of doing business. There is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet. These laws or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on electronic commerce companies as well as companies like ours that provide electronic commerce services. Moreover, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing.

      We file tax returns in such states as required by law based on principles applicable to traditional businesses. However, one or more states could seek to impose additional income tax obligations or sales tax collection obligations on out-of-state companies, such as ours, that engage in or facilitate electronic commerce. A number of proposals have been made at state and local levels that could impose such taxes on the sale of products and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and adversely affect our opportunity to become profitable.

      The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet-based transactions. This legislation, known as the Internet Tax Freedom Act was enacted on October 1, 1998 and ends on October 21, 2001. The legislation imposes only a three-year moratorium on state and local taxes on (1) electronic commerce where such taxes are discriminatory and (2) Internet access unless such taxes were generally imposed and actually enforced prior to October 1, 1998. It is possible that the tax moratorium could fail to be renewed prior to October 21, 2001. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce. The imposition of such taxes could adversely affect our ability to become profitable.

Since we plan to enter into revenue-sharing contracts with third parties, this exposure may subject us to legal risks and possible liabilities.

      As part of our business, we plan to enter into agreements with sponsors, content providers, service providers and merchants. As a result, we will be entitled to receive a share of revenues from the purchase of goods and services by users of our online properties. Such arrangements may expose us to additional legal risks and uncertainties, including potential liabilities to consumers of such products and services. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us against all potential liability.

      Some of the risks that may result from these arrangements with businesses engaged in electronic commerce include, but are not limited to the following:

      o Potential liabilities for illegal activities that may be conducted by participating merchants;

      o Product liability or other tort claims relating to goods or services sold through third-party commerce web sites;

      o  Consumer fraud and false or deceptive advertising or sales practices;

      o  Breach of contract claims relating to merchant transactions;

      o Claims that materials included in merchant web sites or sold by merchants through these web sites infringe third-party patents, copyrights, trademarks or other intellectual property rights, or are libelous, defamatory or in breach of third-party confidentiality or privacy rights; and

      o Claims relating to any failure of merchants to appropriately collect and remit sales or other taxes arising from electronic commerce transactions.

      Even to the extent that such claims do not result in material liability, investigating and defending such claims could cause a strain on our finances, damage our reputation and distract the attention of our management.

If we experience problems in our distribution operations, we could lose customers.

      We rely upon third-party carriers for product shipments. We are therefore subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet our shipping needs. Failure to deliver products to our customers in a timely manner would damage our reputation and brand.

Since our officers and directors own a large percentage of our outstanding shares, they are able to significantly influence matters regarding stockholder approval.

      Our executive officers and directors beneficially own in the aggregate approximately 22.80% of our outstanding common stock, on a fully diluted basis and 63.81% of our currently issued and outstanding common stock. These stockholders may be able to exercise control over all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing an acquisition or change in control of our company, which could significantly reduce our stock price.

Since the market for stocks of Internet companies historically has experienced extreme price fluctuations, our shares may experience extreme price and volume fluctuations.

      The market for the stocks of Internet-related companies has experienced extreme price and volume fluctuations. The market price of our common stock may be volatile and may decline. In the past, securities class action litigation has often been initiated against companies following periods of volatility in the market price of their securities. If initiated against us, regardless of the outcome, litigation could result in substantial costs and a diversion of our management's attention and resources.

If holders of our options exercise their options or convert their shares of our convertible preferred stock, our common stock may be diluted and sales of the shares may reduce our stock price.

      The existence of options and convertible preferred stock may make it more difficult for us to raise capital when necessary and may depress the market price of our common stock in any market that may develop for such securities. Future sales of a substantial number of shares of our common stock in the public market could reduce the market price of the stock. It could also impair our ability to raise additional capital by selling more of our common stock.

Future sales of common stock by our existing stockholders could reduce the price of our common stock.

      The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market. Likewise, the perception that these sales could occur may result in the decline of the market price of our common stock. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Provisions in our charter or agreements may prevent or delay a change of control.

      Provisions of our certificate of incorporation and bylaws as well as provisions of applicable Delaware law may discourage, delay or prevent a merger or other change of control that a stockholder may consider favorable. Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to determine the price and terms, including preferences and voting rights, of those shares without stockholder approval. We have issued the following: (1) 1,000,000 shares of Series A preferred stock, convertible into 1,000,000 shares of our common stock, (2) 1,044,952 shares of Series B preferred stock, convertible into 10,449,520 shares of our common stock, (3) 100,000 shares of Series C preferred stock, convertible into 1,000,000 shares of our common stock, and (4) 250,000 shares of Series D preferred stock convertible into 2,500,000 shares of our common stock. Although we have no current plans to issue additional shares of our preferred stock, any such issuance could, among other things have the following effect:

      o Delay, defer or prevent an acquisition or a change in control of our company;

      o Discourage bids for our common stock at a premium over the market price; or

      o Reduce the market price of, and the voting and other rights of the holders of, our common stock.

      Furthermore, we are subject to Delaware laws that could have the effect of delaying, deterring or preventing a change in control of our company. One of these laws prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder, unless certain conditions are met. In addition, certain provisions of our certificate of incorporation and by-laws, and the significant amount of common stock held by our executive officers, directors and affiliates, could together have the effect of discouraging potential takeover attempts or making it more difficult for stockholders to change management.

We do not expect to pay dividends.

      We have not paid dividends on our common stock or preferred stock and do not expect to do so in the foreseeable future.


                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

      Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and other similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

      o The success or failure of our efforts to implement our business strategy; and

      o The other factors discussed under the heading "Risk Factors" and elsewhere in this prospectus.

      We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see the "Risk Factors" section. You should carefully consider the information set forth under the caption the "Risk Factors" section. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                                 USE OF PROCEEDS

      Any proceeds received by us from the exercise of any or all of our common stock warrants may be used for our general working capital purposes. We will not receive any proceeds from the sale of the common stock or common stock warrants covered in this prospectus. The use of any proceeds from the exercise of the common stock warrants, and the timing of such use, will depend on the availability to us of cash from other sources. Proceeds not immediately required for the purposes described above will be invested by us principally in United States government obligations, short term certificates of deposit, money market funds or other short term, interest bearing investments.

                                 DIVIDEND POLICY

      The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have never paid a dividend on our common stock or preferred stock. We do not contemplate or anticipate paying any dividends upon our common stock or preferred stock in the foreseeable future.

                             SELECTED FINANCIAL DATA

      Set forth below is selected financial data as of March 31, 2000 and 1999 and for the years ended December 31, 1999 and 1998. The balance sheet as of December 31, 1999 is derived from our consolidated financial statements audited by Arthur Andersen LLP that appear elsewhere in this prospectus. The information set forth below should be read in conjunction with our financial statements and "Management's Discussion and Analysis" included herein.

                                                                    Three Months Ended                       Year Ended
                                                                         March 31                            December 31

                                                                   2000              1999                1999             1998
                                                                   ----              ----                ----             ----
                                                               (unaudited)       (unaudited)
Statements of Operations Data:

Net revenues..............................................          146,834                --             138,545               --
Operating Costs...........................................
      Cost of products sold...............................          117,357                --             111,961               --
      Amortization of fulfillment partner warrant.........          377,744                --             755,488               --
      Marketing and sales..................................       2,405,456                --           4,016,539               --
      Product and technology development...................       1,864,459                --           2,418,516               --
      General and administrative...........................         572,839           555,227           2,010,470          849,998
      Loss resulting from abandonment of assets...........               --           273,288             518,915               --
      Non-cash compensation expenses......................          546,178           134,134             847,741           23,089
                                                                    -------           -------             -------           ------
Operating Loss                                                   (5,737,199)         (962,649)        (10,541,085)        (873,087)
      Interest Income/(Expense)                                     273,455               814           (714,330)           10,689
                                                                    -------               ---           ---------           ------
Loss before income taxes..................................       (5,463,744)         (961,835)        (11,255,415)        (862,398)
                                                                ===========         =========        ============        =========
Net Loss..................................................       (5,463,744)         (961,835)        (11,255,415)        (862,398)
                                                                ===========         =========        ============        =========
Net loss per common share - basic and diluted.............            (0.49)            (0.09)              (2.97)           (0.08)
                                                                ===========         =========        ============        =========
Weighted average shares outstanding -
   basic and diluted......................................       11,136,107        11,005,421          11,005,421       10,525,213
                                                                 ==========        ==========          ==========       ==========




                                                                                          As of                    As of
                                                                                      March 31, 2000         December 31, 1999
                                                                                      --------------         -----------------
                                                                                       (unaudited)
Balance Sheet Data:

     Total assets.............................................................          $22,867,516              $27,256,750
     Total liabilities........................................................            2,731,014                2,202,682
      Stockholders' equity....................................................           20,136,502               25,054,068

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

      We intend to become the premier brand in the on-line party industry and the leading resource on the Internet for consumers seeking party goods, party services, party planning advice and information. Our original web site was launched in February 1999. On October 12, 1999, we launched the new iParty.com site, a destination for party goods and party planning. From Pokemon costumes to birthday party packs to fog machines, an online party magazine to party safety tips, iParty.com presents consumers with what we believe to be a sophisticated, yet fun and easy-to-navigate online party resource. Offering convenience and an extensive assortment of merchandise, we believe iParty.com is refocusing the party goods industry back to the needs of the consumer. At the click of a mouse, party givers can enjoy one-stop shopping and easy-to-find pricing while purchasing all their party needs.

      We expect that our initial revenues will be derived from retail sales to consumers of party related goods. We anticipate that future revenues may be derived from (1) commissions or royalties paid by strategic partners for orders received through us; and (2) advertising on our web site's pages, particularly the content features such as the Party Planner and PartyTalk.

Results of Operations

Three months ended March 31, 1999 compared to three months ended March 31, 2000

      Revenue for the three months ended March 31, 2000, includes the selling price of party goods sold by us, net of returns, as well as outbound shipping and handling charges. Revenue for the three months ended March 31, 2000, was approximately $147,000. There were no revenues for the three months ended March 31, 1999. Revenue is recognized at the time products are shipped to customers.

      Cost of products sold consists of the cost of merchandise sold to customers and outbound shipping and handling costs charged to us by our fulfillment partner, Taymark. For the three months ended March 31, 2000, the cost of products sold was approximately $117,000.

      Amortization of fulfillment partner warrant expense consists of the amortization of the estimated fair value of the warrant issued to Taymark to provide inventory and fulfillment services to deliver merchandise ordered on the site, or directly through a toll-free telephone number, directly to consumers. On July 8, 1999, we entered into a product fulfillment agreement with Taymark. The initial term of the agreement runs through December 31, 2002. The agreement contains certain restrictions on competition by the direct marketer. As additional consideration for such restrictions and services, we issued a warrant to purchase 3,000,000 shares of common stock at an exercise price of $3.75. The warrant expires on October 1, 2002. The estimated fair value of the warrant on the date of issue was approximately $5.3 million as determined using the Black-Scholes option pricing model. The value of the warrant is included in intangible assets on the accompanying Balance Sheet as of March 31, 2000 and is being amortized over the initial term of the fulfillment agreement. For the three months ended March 31, 2000, amortization of fulfillment partner warrant expense was approximately $378,000.

      Marketing and sales expenses consist primarily of advertising, public relations and promotional expenditures, and all related payroll and related expenses for personnel engaged in marketing and selling activities. Marketing and sales expenses for the three months ended March 31, 2000, were approximately $2,405,000. We intend to pursue a marketing campaign and will incur significant incremental costs in the future.

      Included in this expense was approximately $135,000 resulting from the amortization of the Margaritaville warrant. Amortization of the Margaritaville warrant consists of the amortization of the estimated fair value of the warrant issued to Margaritaville Holdings for the use of the "Margaritaville" name in a distinct area of the iParty.com web site. On December 21, 1999, we entered into a license agreement with Margaritaville Holdings. The initial term of the agreement runs through December 20, 2002. As consideration for the license, we will pay a 6% royalty on sales of product which bear the "Margaritaville" name. As additional consideration, we issued a warrant to purchase 550,000 shares of common stock at an exercise price of $2.88. The warrant expires on December 21, 2004. The estimated fair value of the warrant on the date of issue was approximately $1.6 million as determined using the Black-Scholes option pricing model. The value of the warrant is included in intangible assets on the accompanying Balance Sheet as of March 31, 2000 and is being amortized over the initial term of the fulfillment agreement.

      Product and technology development expenses consist principally of payroll and related expenses for product development, editorial, systems and operations personnel and consultants, and systems infrastructure. Operating and development expenses for the three months ended March 31, 2000, were approximately $1,864,000. We believe that continued investment in product development is critical to attaining its strategic objectives. In addition to ongoing investments in our web site and infrastructure, we intend to increase investments in product and services.

      General and administrative ("G&A") expenses consist of payroll and related expenses for executive, finance and administrative personnel, professional fees and other general corporate expenses. G&A expenses for the three months ended March 31, 1999 and 2000 were approximately $555,000 and $573,000, respectively. We expect G&A costs to continue to increase commensurate with our expansion plans.

      We incurred approximately $273,000 for the three months ended March 31, 1999, in losses resulting from abandonment of assets due to a write-off of web site development costs incurred during 1998 and 1999. It was determined that the costs, which had been capitalized as property and equipment, were abandoned when we selected new vendors for support of our web site, necessitating the creation of a new web site and integration components.

      We incurred approximately $134,000 and $546,000 for the three months ended March 31, 1999 and 2000, respectively, in non-cash compensation expenses. The non-cash compensation expenses resulted from stock options granted to consultants, stock options granted to celebrities who provided services to StarGreetings and the compensation expense associated with the cash-less exercise of stock options.

      Interest income on cash and cash equivalents for the three months ended March 31, 1999 and 2000, was approximately $1,000 and $273,000, respectively. The increase in income was due to higher cash and investment balances resulting from our financing activities, principally the private placement of Series B, C and D preferred stock completed in 1999.

      We expect to hire between ten and fifteen additional employees in the next six months as our needs may require to sustain growth and to remain competitive and creative.

Liquidity and Capital Resources

      We used cash in operating activities for the three months ended March 31, 1999 and 2000 totaling $319,000 and $3,450,000, respectively. In addition, we invested cash in property and equipment, including web site development expenditures for the three months ended March 31, 1999 and 2000 totaling $388,000 and $173,000, respectively. We believe, based on currently proposed plans and assumptions relating to its operations, that the net proceeds from the financings and related interest income, together with anticipated revenues from operations, will be sufficient to fund our operations and working capital requirements for at least twelve months. In the event that our plans or assumptions change or prove inaccurate (due to unanticipated expenses, increased competition, unfavorable economic conditions, or other unforeseen circumstances) we could be required to seek additional financing sooner than currently expected. There can be no assurance that such additional funding will be available to us, or if available, that the terms of such additional financing will be acceptable to us.

Year ended December 31, 1998 compared to year ended December 31, 1999

      Revenue for the year ended December 31, 1999, includes the selling price of party goods sold by us, net of returns, as well as outbound shipping and handling charges. Revenue for the year ended December 31, 1999, was approximately $139,000. There were no revenues in 1998. Revenue is recognized at the time products are shipped to customers.

      Cost of products sold consists of the cost of merchandise sold to customers and outbound shipping and handling costs charged to us by our fulfillment partner, Taymark. For the year ended December 31, 1999, the cost of products sold was approximately $112,000. Taymark began fulfilling orders placed on our web site on October 1, 1999.

      Amortization of fulfillment partner warrant expense consists of the amortization of the estimated fair value of the warrant issued to Taymark to provide inventory and fulfillment services to deliver merchandise ordered on the site, or directly through a toll-free telephone number, directly to consumers. On July 8, 1999, we entered into a product fulfillment agreement with Taymark. The initial term of the agreement runs through December 31, 2002. The agreement contains certain restrictions on competition by the direct marketer. As additional consideration for such restrictions and services, we issued a warrant to purchase 3,000,000 shares of common stock at an exercise price of $3.75. The warrant expires on October 1, 2002. The estimated fair value of the warrant on the date of issue was approximately $5.3 million as determined using the Black-Scholes option pricing model. The value of the warrant is included in intangible assets on the accompanying Balance Sheet as of December 31, 1999 and is being amortized over the initial term of the fulfillment agreement. For the year ended December 31, 1999, amortization of fulfillment partner warrant expense was approximately $755,000 resulting from the amortization of this warrant.

      Marketing and sales expenses consist primarily of advertising, public relations and promotional expenditures, and all related payroll and related expenses for personnel engaged in marketing and selling activities. Marketing and sales expenses for the year ended December 31, 1999, were approximately $4,017,000. Included in this expense was approximately $45,000 resulting from the amortization of the Margaritaville warrant. We intend to pursue a marketing campaign and will incur significant incremental costs in the future.

      Product and technology development expenses consist principally of payroll and related expenses for product development, editorial, systems and operations personnel and consultants, and systems infrastructure. Product and technology development expenses for the year ended December 31, 1999, were approximately $2,419,000. We believe that continued investment in product development is critical to attaining its strategic objectives. In addition to ongoing investments in our web site and infrastructure, we intend to increase investments in product and services.

      General and administrative ("G&A") expenses consist of payroll and related expenses for executive, finance and administrative personnel, professional fees and other general corporate expenses. G&A expenses for the year ended December 31, 1998 and 1999, were approximately $850,000 and $2,010,000, respectively. Increases in G&A costs are largely attributable to increased payroll-related and infrastructure costs associated with our expansion efforts, legal and other professional fees, and recruiting costs. We expect G&A costs to continue to increase commensurate with our expansion plans.

      We incurred approximately $519,000 for the year ended December 31, 1999, in losses resulting from abandonment of assets. Approximately $273,000 of this loss was due to a write-off of web site development costs incurred during 1998 and 1999. It was determined that the costs, which had been capitalized as property and equipment, were abandoned when we selected new vendors for support of our web site, necessitating the creation of a new web site and integration components. During the year ended December 31, 1999, we incurred approximately $647,000 in web site development costs in efforts to enhance our web site. These costs have been capitalized in accordance with generally accepted accounting principals. The remaining $246,000 represents capitalized production and development costs that were written off when we modified the StarConcept.

      We incurred approximately $23,000 and $848,000 for the year ended December 31, 1998 and 1999, respectively, in non-cash compensation expenses. The non-cash compensation expenses resulted from stock options granted to consultants and stock options granted to celebrities who provided services to StarGreetings.

      Interest income on cash and cash equivalents for the year ended December 31, 1998 and 1999, was approximately $11,000 and $290,000, respectively. The increase in income was due to higher cash and investment balances resulting from our financing activities, principally the private placement of Series B, C and D Preferred Stock completed in 1999. Interest expense for the year ended December 31, 1999, was approximately $1,004,000. This expense consists primarily of amortization of the discount and interest on the 10% Senior Secured Convertible Promissory Notes issued during 1999. In connection with the private placement of Series B Preferred Stock, these Notes were converted to equity.

Liquidity and Capital Resources

      We used cash in operating activities for the year ended December 31, 1998 and 1999 totaling $599,000 and $6,176,000, respectively. In addition, we invested $1,535,000 in property and equipment, including web site development expenditures, in 1999 compared to $354,000 in 1998.

      In 1999, we raised an aggregate of $28.5 million in equity financing. In January and February of 1999, we received net proceeds of $950,000 from the exercise of warrants for Series A convertible preferred stock. In August, September and December of 1999, we sold an aggregate of $27.9 million of convertible preferred stock and redeemable common stock purchase warrants in private offerings. The financings included the conversion of our $2.0 million of outstanding senior debt. Net proceeds to us from the financings were approximately $26.3 million (including the conversion of the $2.0 million in debt and interest thereon). We believe, based on currently proposed plans and assumptions relating to its operations, that the net proceeds from the financings and related interest income, together with anticipated revenues from operations, will be sufficient to fund our operations and working capital requirements for at least twelve months. In the event that our plans or assumptions change or prove inaccurate (due to unanticipated expenses, increased competition, unfavorable economic conditions, or other unforeseen circumstances) we could be required to seek additional financing sooner than currently expected. There can be no assurance that such additional funding will be available to us, or if available, that the terms of such additional financing will be acceptable to us.

Our Web Site

      We are launching our web site in two stages, as follows:

      First Stage. Currently, our web site contains the PartyMarket, PartyTalk and an Invitation Channel. In this first stage, we offer party related products, costumes, music, and editorial content. On-site shopping is currently limited to party goods, favors, gift wrap, cards and invitations. During this stage an outside vendor, Taymark, is responsible for consumer fulfillment and customer service.

      Second Stage. By the end of the third quarter of 2000, we expect to continue to introduce additional features to our web site, such as the Party Planner, the Party Resource, Gift Registry, Party Web Page, Birthday Club, and interactive party planning tools.

                                  OUR BUSINESS

The Company

      We intend to become the premier brand in the on-line party industry and the leading resource on the Internet for consumers seeking party goods, party services, party planning advice and information. Our initial web site was launched in February 1999.

      From children's birthday parties to weddings, from Super Bowl to Halloween parties, we intend to make it easy and convenient for the party giving consumer to select themes, make comprehensive plans, and purchase all of the goods and services needed for a successful event. Our operational goal is to provide a simple, seamless transaction process for the consumer. When a consumer comes to our web site, the consumer will be able to select a theme, fill a virtual shopping basket with goods and services, and pay for everything at one time at the check-out screen. Once the order has been placed, the consumer will be notified of the order's status via e-mail. The consumer will also be able to dial our toll-free number, 1-800-4iParty, to talk to a customer service representative who is knowledgeable about our products.

      Although the consumer will interact only with us, the actual fulfillment will come from a network of strategic partners, vendors, or subcontractors. These strategic partners will ship direct to the consumer. Typically, the strategic partners will be catalog companies and/or established direct marketing merchants.

      In furtherance of this strategy, on July 8, 1999 we entered into a product fulfillment agreement with Taymark, one of the largest direct marketers of party supplies in the United States. Pursuant to the agreement, we utilize Taymark's inventory and fulfillment services to deliver merchandise ordered on our web site, or through a toll-free telephone number, directly to consumers. Taymark provides our customers with customer service through a toll-free telephone number.

      The initial term of the agreement runs through December 31, 2002 and it may be renewed by us under certain circumstances. The agreement contains certain restrictions on competition by Taymark. Nothing in the agreement prohibits us fulfilling orders placed on our web site directly or through third parties.

The History of the Company

      We were previously known as WSI Acquisitions, Inc. and were incorporated under the laws of the State of Texas. On June 30, 1998, in order to change domicile, WSI Acquisitions, Inc. merged with WSI Acquisitions, Corp., a Delaware corporation, with WSI Acquisitions Corp. being the surviving entity. On July 2, 1998, iParty Corp., a Delaware corporation, which was a wholly-owned subsidiary of iParty LLC, a Delaware limited liability company, merged into WSI Acquisitions Corp. and WSI Acquisitions Corp. changed its name to iParty Corp. iParty LLC, which was created on December 11, 1997, commenced operations in January 1998 to launch an Internet-based merchant of party goods and services. As a result of the merger, iParty LLC became our majority shareholder. Neither WSI Acquisitions Corp. nor WSI Acquisitions, Inc. had operations prior to the merger with iParty Corp.

Design and Content of Our Web Site

      Our initial web site, which was launched in February 1999, was, in large part, out-sourced to operating partners. Over the following two months, our internal staff and operating partners, further developed our web site. The re-developed web site was launched in April 1999. On August 5, 1999, we entered into a fixed fee agreement with Rare Medium, Inc. to develop a new visual identity, additional functionality and a new technical infrastructure to better support the scalability of our web site. The fixed fee for the services provided is $500,000. The re-developed site was launched in October 1999. Our goal in designing our web site was, and continues to be, to allow the consumer to easily navigate our web site and to be able to pay for everything ordered in one payment transaction without ever having to leave our web site.

      Currently, our web site contains two key features: the PartyMarket and PartyTalk. PartyMarket resembles a mall of shops devoted entirely to the goods and services that relate to the party theme chosen by the consumer. The PartyMarket's theme channels include birthday, milestone, seasonal, basic and costumes. Within each channel, the consumer can select a specific party, such as anniversaries or weddings in the milestone channel or New Year's Eve in the seasonal channel. Once the consumer has selected a theme, she will be able to order party goods, favors, gift wrap, cards and invitations for direct shipment. As the consumer selects products, they are added to the shopping basket, and when the consumer is finished shopping, the transaction is completed at a simple check-out screen.

      PartyTalk is a continuation of the PartyMarket. It carries news, articles and features. The content is directed at our target consumers: mothers, and party-givers. Articles will include topics such as Tips & Trends, the Craft Corner, the Safety Zone and Party Tips.

      When our web site is fully developed, which is expected to be by the end of the third quarter of 2000, it will offer the Party Planner and the Party Resource. The Party Planner will be a resource for party-related advice, tips and party planning information. Once a consumer has selected a theme and party, the party planner icon will be displayed. By clicking on the Party Planner icon, the consumer will arrive at the Party Planning page. The Party Planner page will be a "road map" that provides specific tips and ideas for the consumer's selected party. The information will include location ideas, activities, decoration tips, and helpful cues as to what products to look for in each of the Party Market shops. The Party Resource will be a directory for party related services including entertainers (orchestras, bands, clowns, magicians, pony rides); caterers; bakers; rental firms (tents, furniture, equipment); and facilities operators (skating rinks, pools, bowling alleys). These local partners will be classified advertisers in the party resource directory. Consumers will be able to enter their zip code, and select from a list of service providers.

      We also have a wholly-owned subsidiary, StarGreetings, Inc., a Delaware corporation. StarGreetings intends to offer a personalized video greeting from a celebrity who will talk about the special occasion, such as a birthday, anniversary, etc. StarGreetings plans to offer greetings from celebrities from entertainment, music, fashion, politics and animation.

      As of March 28, 2000, we have entered into exclusive StarGreeting contracts with ten celebrities. We will continue to attempt to sign up additional celebrities if demand for the StarGreetings product warrants. The agreements are substantially similar and consist of three compensation components: (1) a flat fee; (2) a commission upon the sale of each greeting (a portion of which is payable to the charity of the celebrities choice); and (3) an option to purchase common stock. The terms of the agreements range from one to three years.

      The concept underlying StarGreetings is licensed to StarGreetings, Inc. through August 15, 2018. We pay a 2.5% royalty on the gross revenues received in connection with each greeting. To date, no revenues have been generated using this concept.

Development Costs

      Since inception, we have spent approximately $1,000,000 on construction of our web site and $100,000 on development of StarGreetings video software. We expect to invest a minimum of $1,000,000 on construction and further development of our web site in the next twelve months.

Competition

      We are aware of a few direct competitors to our PartyMarket concept, including BirthdayExpress.com, Great Entertaining.com, ShindigZ.com and eparties.com. All of these businesses provide customers with party-related products and services. There are also a variety of other types of party resources on the Internet, including party planners, directories and search engines. Additional competitors exist in individual categories, such as Hallmark and American Greetings for cards and invitations; Party City and The Big Party Corporation in the retail party-goods supply businesses.

      Party City and The Big Party Corporation have locations throughout the United States. Mr. Perisano, our Chief Executive Officer and a Director, is a co-founder and a Director of and consultant to The Big Party Corporation. While Mr. Perisano remains a director of and consultant to The Big Party Corporation, he is not involved in its day-to-day operations and has permission from its board of directors to engage in e-commerce within the party industry.

      Although barriers to entry are minimal, as new competitors can launch new sites at a relatively low cost, we believe that the costs to remain competitive, can be significant. These costs include the development of a robust site, the hiring of human resources with industry knowledge and the marketing costs associated with the building of a widely-recognized brand.

Sales and Marketing

      On September 27, 1999, we entered into two separate agreements with America Online, Inc. a Shopping Channel Promotion Agreement and an Advertising Purchase Agreement. Pursuant to the terms of the Shopping Channel Promotion Agreement, we occupy Featured Branding Position on the front page of AOL's Kid's, Toys & Babies Commerce Center. The position features a direct link to our web site. We also occupy a Gold Position in AOL's Tabletop & Entertainment Commerce Center. We will pay AOL $1.28 million in connection with those agreements.

      On August 11, 1999, we entered into an 18 month agreement with LinkShare Corporation to provide services, using LinkShare's proprietary software, to facilitate establishing links between our web site and tracking sales through such affiliates. We paid LinkShare a one-time fee and will pay commissions for sales completed through the system.

      On December 21, 1999, we entered into a product license agreement with Margaritaville Holdings. Under the agreement, we license the "Margaritaville" name for use in a distinct area of our web site which we will use for the offer and sale of Margaritaville related products. The initial term of the agreement runs through December 20, 2002. We will pay a 6% royalty on the sale of products which bear the "Margaritaville" name.

Patents and Trademarks

      The concept underlying StarGreetings is licensed to StarGreetings for 20 years pursuant to a License Agreement dated August 15,1998, by and between StarGreetings and Star Greetings, LLC, a Delaware limited liability company.

      A provisional patent application for our StarGreetings "athlete/celebrity" video greeting concept was filed with the U.S. Patent and Trademark Office on November 20, 1998 in the name of Mr. Byron Hero, a former director, a principal shareholder and our former Chief Executive Officer. Mr. Hero has agreed to assign the patent, if issued, to StarGreetings LLC which will in turn assign the patent to StarGreetings, Inc. We filed a patent application covering the StarGreeting concept in the third quarter of 1999.

      We have applied for the trademarks "iParty", "iParty.com" and "StarGreetings". The applications for the trademarks "iParty" and "iParty.com" were filed with the U.S. Patent and Trademark Office on April 29, 1999. The application for the trademark "StarGreetings" was filed with the U.S. Patent and Trademark Office on August 17, 1999.

Employees

      We have 25 full-time employees. None of our employees are represented by a labor union, and we consider our relationship with our employees to be good.

Properties

      We entered into a new lease for office space at 130 West 30th Street, 10th Floor, New York, New York 10001 beginning April 1, 2000. The total monthly rent is $17,833. The lease extends through March 31, 2005. We believe that our space is adequate for our immediate needs. This property is used for office space and we believe that it is adequately covered by insurance.

Legal Proceedings

      There is no material litigation pending against us.

                                   MANAGEMENT

      The following table sets forth certain information regarding our executive officers and directors:

Name                   Age        Position
----                   ---        --------

Sal Perisano            49        Chief Executive Officer, Director
Patrick Farrell         32        Senior Vice President, Chief Financial Officer
John Jolly              48        Senior Vice President, Chief Operating Officer
Robert Jevon            47        Director
Ajmal Khan              37        Director
Robert H. Lessin        44        Director
Michael Levitt          41        Director
Stuart G. Moldaw        72        Director

      Sal Perisano has been a Director of our company since October 1998 and our Chief Executive Officer since April 15, 1999. In December 1992, Mr. Perisano co-founded The Big Party Corporation, a retail chain of 51 party
supply stores, headquartered in West Roxbury, Massachusetts.   Mr. Perisano
served as President and Chairman of The Big Party Corporation from 1992 to January 1999. Mr. Perisano currently serves as a director of and a consultant to The Big Party Corporation. In 1981, he co-founded Videosmith, which became Boston's dominant video retailer. In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland. Mr. Perisano stayed on as director and was later named Chief Executive of the parent company, which was subsequently acquired by Blockbuster Video. Mr. Perisano holds a B.A. from Boston College and an M.A. from Harvard University.

      Patrick Farrell has been our Senior Vice President and Chief Financial Officer since April 1999. From 1996 until joining iParty, Mr. Farrell was a director, Financial Planning & Analysis and Controller for N2KInc. where he helped negotiate that company's merger with CDnow. Prior to N2K, he served as Controller at EMI Music Group/Angel Records and as Manager of Finance and Accounting of Polygram/Def Jam Recordings, Inc. He began his professional career at Arthur Andersen LLP, where he was an Audit Senior when he left in 1994. Mr. Farrell holds an M.B.A. from New York University and graduated with honors in Accounting from Temple University and is a Certified Public Accountant.

      John Jolly has been our Senior Vice President and Chief Operating Officer since April 2000. From 1998 until joining iParty, Mr. Jolly was Vice President of Operations and Customer Care for KBkids.com, where he established their Distribution and Customer Care strategies and operations. Mr. Jolly lead their operations to over $50 million in sales during their initial year after merging BrainPlay.com and KBToys.com. From 1988 through 1998, Mr. Jolly was Vice President of Operations for QVC Network, a leader in Electronic Retailing. Mr. Jolly was responsible for four Distribution Facilities, Engineering, Quality Control and Customer Care operations. Mr. Jolly holds a B.A. from LaSalle University.

      Robert Jevon has been a Director of our company since February 2000. Mr. Jevon is a Partner of Boston Millennia Partners, a venture capital firm and has held such position since February 2000. He has been a Principal of the firm since 1997. Mr. Jevon's primary investment focus is business services, information technology and life sciences. Mr. Jevon serves on the Board of Directors of Proteome, Inc., an Internet-based provider of biological knowledge databases to pharmaceutical and biotechnology researchers, and TeleCommute Solutions, Inc., a provider of telecommunications services. Prior to his current position, Mr. Jevon was a Venture Affiliate of Boston Capital Ventures from 1995 to 1996 and was a Principal of Watch Hill Corporation from 1993 to 1995. From 1989 to 1992, he was the Controller of Bolt Beranek & Newman's Communications Division. He is a graduate of Haverford College and holds an MBA from the Amos Tuck School at Dartmouth College.

      Ajmal Khan has been a Director of our company since July 1998.  Mr.
Khan is founder and President of the Verus Capital Corp., a diversified investment group. Mr. Khan founded Verus and has been its President since 1987. Verus is involved in the ownership of hotels; venture capital financing; corporate acquisitions; and several joint ventures entailing name brand franchising and licensing. Mr. Khan also has a joint venture interest in Barakaat Holdings Ltd., a sports marketing company. Since October 1998, he has also served as a Director of Advanced Bodymetrics, Inc., a publicly traded high-tech company dedicated to developing sports wristwatches that are able to monitor and display various functions of the human body. Mr. Khan is also a Director of Wattage Monitor, Inc., a provider of electricity and power.

      Robert H. Lessin has been a Director of our company since July 1998. Mr. Lessin has been Chairman and Chief Executive Officer of Wit Capital Corp., an on-line broker-dealer, since April 1998. From 1993 until 1997, Mr. Lessin was Vice Chairman of Salomon Smith Barney, where he served as head of its Investment Banking Division. Mr. Lessin also serves on the Board of Directors of CBS MarketWatch.com, a financial and news provider on the Internet.

      Michael Levitt has been a Director of our company since February 2000. Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst Incorporated, a global investment firm, since 1996. He is responsible for originating, structuring and monitoring Hicks Muse's investments and is involved in building relationships with investment banks and commercial banking firms worldwide. Mr. Levitt serves on the Board of Directors of AMFM Corp., El Sitio, Inc., Globix Corporation, International Home Foods, Inc., RCN Corporation, Metrocall, Inc., Regal Cinemas, Inc., Rhythms NetConnections, Inc., and STC Broadcasting, Inc., among others. Prior to joining Hicks Muse, Mr. Levitt was a Managing Director and Deputy Head of Investments with Smith Barney, and a Managing Director with Morgan Stanley & Co., responsible for corporate finance and mergers and acquisitions. Mr. Levitt received his undergraduate and Juris Doctor degrees from the University of Michigan.

      Stuart G. Moldaw has been a Director of our company since October
1999. Mr. Moldaw has been Chairman of Gymboree Corporation, a specialty retailer of apparel and accessories for children, since 1994. From 1980 through February 1990 Mr. Moldaw served as a general partner of U.S. Venture Partners and he currently serves as a special venture partner of such entity. Mr. Moldaw also serves as a Director and Chairman Emeritus of Ross Stores, Inc., an off-price retailer of apparel and home accessories.

Committees of the Board of Directors

      We have no nominating committee. We have an audit committee consisting of Messrs. Khan and Moldaw, and a compensation committee consisting of Messrs. Khan and Perisano. We also have an executive committee consisting of Messrs. Perisano, Lessin and Moldaw. We have key-man life insurance policies in the amount of $2,000,000 on the lives of both Mr. Perisano and Ms. Dorice Dionne, our Senior Vice President - Merchandising.

Director Compensation

      Under our 1998 Incentive and Non-qualified Stock Option Plan, each non-employee director is granted, on the effective date of the commencement of his term as director, options to purchase 25,000 shares of common stock. In addition, each of our directors who is not an executive officer is granted, on an annual basis on the last trading date in August of each year, commencing August 1998, options to acquire 25,000 shares of common stock, at an exercise price equal to the fair market value of the underlying common stock on the date of grant.

Employment and Consulting Agreements

      We have entered into a consulting agreement with Mr. Perisano for the services of Mr. Perisano and his wife, Ms. Dionne. The consulting period terminated on December 31, 1999. Pursuant to this agreement, Mr. Perisano was entitled to options to purchase 25,000 shares of common stock, at the price on the date of grant ($1.43), and additional options to purchase 25,000 shares of common stock in the event their consulting hours exceed 100. Their consulting hours exceeded 100 on January 19, 1999. Consequently, Mr. Perisano was granted options to purchase 25,000 shares of common stock at an exercise price of $5.38 per share, the price of the common stock on such date.

      We have entered into an employment agreement with Mr. Perisano which provides for him to act as our Chief Executive Officer for a term expiring on March 30, 2002. He is required to devote substantially his full working time and attention to our business provided that he may continue to fulfill his duties and obligations to The Big Party Corporation as a consultant and a member of its Board of Directors. The agreement provided for an initial annual salary of $150,000, which amount was increased to $250,000 beginning January 1, 2000 plus a discretionary bonus to be determined by the Board of Directors. As described in the agreement, on March 30, 1999 Mr. Perisano was granted options to purchase an aggregate of 337,500 shares of common stock under our stock option plan with an exercise price equal to the fair market value of the common stock on the date of grant ($3.75). Such options will vest as follows: provided that Mr. Perisano remains continuously employed by us, options with respect to 112,500 shares of common stock vested on March 30, 2000, 1/24th of the remaining 225,000 shares of common stock will vest each month beginning on April 30, 2000 for a period of 24 months. As further described in the agreement, on August 26, 1999, Mr. Perisano was granted options to purchase an aggregate of 434,730 shares of common stock pursuant to our stock option plan with an exercise price equal to $2.00. Such options will vest as follows: provided that Mr. Perisano remains continuously employed by us, options with respect to 144,910 shares of common stock will vest on August 26, 2000, 1/24th of the remaining 289,820 will vest each month beginning September 26, 2000 for a period of 24 months. The agreement provides that if Mr. Perisano is terminated without cause, or resigns for "good reason" he will be entitled to receive his then current salary for a period of nine months. The agreement contains certain restrictions on competition.

      We have entered into an employment agreement with Ms. Dionne. The agreement provides that she will act as Senior Vice President--Merchandising for a term expiring on March 30, 2000. Ms. Dionne is required to devote substantially her full working time and attention to our business provided that she may continue to fulfill her duties and obligations to The Big Party Corporation as a consultant. The agreement provides for an initial annual salary of $100,000, which amount was increased to $125,000 beginning January 1, 2000, plus a discretionary bonus to be determined by the Board of Directors. As described in the agreement, on March 30, 1999 she was granted options to purchase an aggregate of 337,500 shares of common stock pursuant to our stock option plan with an exercise price equal to the fair market value of the common stock on the date of grant ($3.75 per share). Such options will vest as follows: provided that she remains continuously employed by us, options with respect to 112,500 shares of common stock vested on March 30, 2000, 1/24th of the remaining 225,000 shares of common stock will vest each month beginning on April 30, 2000 for a period of 24 months. The agreement provides that if she is terminated without cause, she will be entitled to receive her then current salary for a period of six months. The agreement contains certain customary restrictions on competition.

      We have entered into an employment agreement with Mr. Farrell dated March 12, 1999, which provides for Mr. Farrell to serve as our Senior Vice President and Chief Financial Officer for a term expiring on December 31, 2000. The agreement provides for an initial base salary of $115,000 per year. In connection with the agreement, Mr. Farrell was granted options to purchase an aggregate of 115,000 shares of common stock under our stock option plan. Options with respect to 50,000 shares vested on August 1, 1999 and options with respect to the remaining 65,000 shares vested on February 1, 2000. If we terminate the employment agreement without cause, Mr. Farrell is entitled to receive his full then current base salary for a period of three months from the date of termination and half of his then current base salary for a period of three months thereafter.

      We have entered into a consulting agreement with Mr. Moldaw, a Director of our company, dated September 7, 1999. The agreement has a term of three years but may be terminated by either party upon 90 days' written notice. Under the terms of agreement, Mr. Moldaw was granted options to purchase 100,000 shares of common stock with an exercise price of $2.00 per share. Such options vest as follows: provided that Mr. Moldaw is still providing us with consulting services, options with respect to 33,334 shares of common stock will vest on September 6, 2000. 1/24th of options with respect to 66,666 shares of common stock will vest each month beginning on September 6, 2001 for a period of 24 months.

      We entered into a consulting agreement with Mr. Byron Hero, our former Chief Executive Officer and a former Director, dated April 14, 1999. In connection with the consulting agreement, Mr. Hero's employment agreement was terminated and Mr. Hero resigned as Chief Executive Officer and a Director of our company. Mr. Hero did not receive any severance payment in connection with his resignation as Chief Executive Officer. Pursuant to the terms of the consulting agreement, Mr. Hero served as non-executive Chairman of StarGreeting, Inc., our wholly-owned subsidiary, until April 14, 2000. During the term of the agreement, Mr. Hero received a fee of $20,833.33 per month. As a result of the modification of the StarConcept, Mr. Hero was terminated on September 30, 1999 and he will be entitled to receive his fee for the remainder of the contract. Under Mr. Hero's employment agreement, he was granted options to purchase an aggregate of 300,000 shares of common stock under our stock option plan. Such options remain in effect. Options to purchase 150,000 shares have vested.

Summary Executive Officer Compensation Table

      The following table summarizes the aggregate cash compensation paid during 1999 (see footnotes below) to our Chief Executive Officer and other executive officers that received compensation in excess of $100,000 in salary and bonus pursuant to their contracts. Currently, options have been granted to management as indicated below.

                                                                       Other Annual            Securities Under
Name and Principal Position                    1999 Salary             Compensation            Options/SAR's
---------------------------                    -----------             ------------            -------------
Sal Perisano,                                     $111,442                      -                    797,230
    Chief Executive Officer(1)
Byron Hero,                                        $72,917                $145,836                       -
    Former Chief Executive Officer(2)
Maureen Broughton Murrah,                         $154,919                  $5,000                       -
    Former President(3)

(1)   Mr. Perisano did not begin his employment with us until March 30, 1999.
(2)   Mr. Hero resigned as our Chief Executive Officer as of April 15, 1999.
      Mr. Hero did not receive any severance payment in connection with his resignation. On April 15, 1999, Mr. Hero entered into a 12-month consulting agreement. Payments made under this agreement are reflected in the other annual compensation column.
(3)   Ms. Broughton Murrah resigned as our President on November 15, 1999.
      Ms. Broughton Murrah did not receive any severance payment in connection with her resignation.

Stock Option Plan

      In July 1998, our Board of Directors adopted the Incentive and Nonqualified Stock Option Plan, under which there are currently 4,000,000 shares of common stock reserved for issuance. Our plan provides for the award of options, which may either be incentive stock options within the meaning of

Section 422A of the Internal Revenue Code of 1986, as amended or non-qualified options which are not subject to special tax treatment under the Code. Our Board of Directors or a committee appointed by our Board administers our stock option plan. Officers, directors, key employees of, and consultants to, us or any parent or subsidiary corporation selected by the administrator are eligible to receive options under the plan. Subject to certain restrictions, the administrator is authorized to designate the number of shares to be covered by each award, the terms of the award, the dates on which and the rates at which options or other awards may be exercised, the method of payment and other terms.

      The exercise price for incentive stock options cannot be less than the fair market value of the stock subject to the option on the grant date (110% of such fair market value in the case of incentive stock options granted to a stockholder who owns more than 10% of our common stock). The administrator will fix the exercise price of a nonqualified stock option at whatever price the administrator may determine in good faith. Unless the administrator determines otherwise, options generally have a 10-year term (or five years in the case of incentive stock options granted to a participant owning more than 10% of the total voting power of our capital stock). Unless the administrator provides otherwise, options terminate upon the termination of a participant's employment, except that the participant may exercise an option to the extent it was exercisable on the date of termination for a period of time after termination. Generally, awards must be exercised by cash payment of the exercise price. However, the administrator may allow a participant to pay all or a portion of the exercise price by means of stock.

      In the event of any change in the outstanding shares of common stock by reason of any reclassification, recapitalization, merger, consolidation, reorganization, spin-off, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend or similar change in the corporate structure, the administrator will make an appropriate adjustment in the aggregate number of shares available under our stock option plan and in the number of shares and price per share subject to outstanding options. In the event that we are reorganized, consolidated, or merged with another corporation, or if all or substantially all of our assets are sold or exchanged, the holder of the option is entitled to receive upon the exercise of his or her option, the same number and kind of shares of stock as he or she would have been entitled to receive upon the happening of any such corporate event as if he had exercised such option and had been immediately prior to such event, the holder of the number of shares covered by such option.

      The administrator may, at any time, modify, amend or terminate our stock option plan as is necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that the administrator may condition the effectiveness of any such amendment on the receipt of stockholder approval as may be required by applicable statute, rule or regulation. In addition, our plan may be terminated by the Board of Directors as it determines or will determine in its sole discretion, in the absence of stockholder approval; provided, however, that any such termination will not adversely alter or impair any option awarded under our plan prior to such termination without the consent of the holder thereof.

                       Option Granted in Last Fiscal Year


                                       Number of
                                       Securities         Percent of Total
                                       Underlying         Options Granted
                                       Options            to Employees in      Exercise
Name and Principal Position            Granted            Fiscal Year             Price         Expiration Date
---------------------------            ------------       -----------------  -----------------  ---------------
Sal Perisano,                               25,000              35.7%              $5.38              1/19/09
    Chief Executive Officer                 337,500                                $3.75              3/30/09
    and Director                            434,730                                $2.00              8/26/09
Patrick Farrell,
    Senior Vice President                   115,000             8.5%               $3.63               4/5/09
    and Chief Financial Officer             75,000                                 $3.81             10/11/09

Indemnification of Directors and Executive Officers

      Our certificate of incorporation and bylaws provide that we indemnify all of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Under our certificate of incorporation and bylaws, any director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified. A director or officer will be indemnified if it is determined that the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officer in connection with the performance of their duties. We pay the entire premium for the liability insurance.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of June 27, 2000, certain information with respect to the beneficial ownership of each class of our equity securities as follows:

      o By each person who is known by us to beneficially own more than 5% of our common stock, fully diluted;

      o  By each of our directors;

      o  By each officer under the "Management - Summary Compensation Table";
         and

      o  By all executive officers and directors as a group.

                                                              Number of
                                                            Common Shares
Name of Beneficial Owner(1)                             Beneficially Owned(2)             Percent of Class
--------------------------                              ---------------------        ---------------------
Sal Perisano                                                    206,250(3)                       1.94%

Patrick Farrell                                                 115,000(4)                       1.02%

Robert H. Lessin                                              7,900,558(5)(7)                   60.60%
    c/o WIT Capital
    826 Broadway, 6th Floor
    New York, NY 10003


James McCann                                                    699,600(6)                      6.28%
    1-800 Flowers
    1000 Stewart Avenue
    Westbury, NY 11590

iParty LLC                                                    6,000,000(7)                     53.88%
    c/o Robert H. Lessin
    826 Broadway, 6th Floor
    New York, NY 10003

Ajmal Khan                                                      565,000(8)                      4.83%
    The Verus Group
    1177 West Hastings Street
    Vancouver, British Columbia
    Canada V6E 2K3

Stuart G. Moldaw                                                180,229(9)                      1.59%
    700 Airport Boulevard
    Burlingame, California 94010

Byron Hero                                                      750,000(10)                     6.65%
    420 East 54th Street
    New York, NY 10022

Roccia Partners, L.P.                                         2,788,074(11)                    20.02%
    826 Broadway
    New York, NY 10003

Boston Millennia Partners, LP                                 1,552,290(123)                   12.23%
    30 Rowes Wharf
    Suite 330
    Boston, MA 02110

Hampton Associates Limited                                      951,020(13)                     7.87%
    1702 Dina House
    Ruttonjee Centre
    11 Duddell Street
    Central Hong Kong

HMTF-iPC, LLC                                                 3,750,000(14)                    25.19%
    200 Crescent Court, Suite 1600
    Dallas, TX 75201

                                                              Number of
                                                            Common Shares
Name of Beneficial Owner(1)                             Beneficially Owned(2)             Percent of Class
--------------------------                              ---------------------        ---------------------
Robert Jevon                                                   25,000(15)                     --
    Boston Millennia Partners, LP
    30 Rowes Wharf
    Suite 330
    Boston, MA 02110

Michael Levitt                                                 25,000(16)                     --
    Hicks Muse, Tate & Furst
    Incorporated
    200 Crescent Court, Suite 1600
    Dallas, TX 75201

Taymark                                                     1,500,000(17)                   11.88%
    4875 White Bear Parkway
    White Bear Lake, MN 55110


All Officers and Directors as a Group
(7 persons)                                                 9,017,037                       63.82%


-----------------

(1) Unless otherwise indicated, all addresses are c/o iParty Corp., 130 West 30th Street, 10th Floor, New York, NY 10001.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(3) Includes 75,000 shares that may be acquired upon the exercise of presently exercisable options issued pursuant to our stock option plan (50,000 options in connection with his consulting agreement and 25,000 options in connection with his role as a Director of our company. See "Executive Compensation").

(4) Includes 115,000 shares that may be acquired upon the exercise of presently exercisable options issued pursuant to our stock plan.

(5) Includes (1) 6,000,000 shares of common stock owned by iParty LLC, in which Mr. Lessin is a member and the manager and a 78.34% owner, (2) 75,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under our stock option plan, (3) 273,268 shares of common stock which may be acquired upon the exercise of presently exercisable warrants, (4) 1,000,000 shares of common stock which may be acquired upon the conversion of 100,000 shares of presently convertible Series B convertible preferred stock and (5) 552,290 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants.

(6) Includes 699,000 shares of common stock owned by iParty LLC, in which Mr. McCann is a member and a 11.66% owner. Such shares represent his ownership interest in iParty LLC.

(7) iParty LLC is a Delaware limited liability company and a 54.5% shareholder of iParty Corp. Mr. Lessin is the manager and 78.334% owner of iParty LLC.

(8) Includes 75,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued pursuant to our stock option plan, and 25,000 shares of common stock held by Verus Capital Corp., of which Mr. Khan is the sole stockholder. Also includes presently exercisable options, held by Verus Capital Corp., to purchase 225,000 and 240,000 shares of Series A preferred stock from Henslowe Trading Limited and Ruffino Developments Limited, respectively.

(9) Includes 100,000 shares of common stock which may be acquired upon the conversion of 10,000 shares of presently convertible Series B convertible preferred stock, 55,229 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants and 25,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under our stock option plan.

(10) Includes 600,000 shares of common stock owned by iParty LLC, in which Mr. Hero is a member and a 10% owner, such shares represent Mr. Hero's membership interest in iParty LLC. Also includes 150,000 shares that may be acquired by the exercise of presently exercisable options issued under our stock option plan.

(11) Includes 1,796,104 shares of common stock which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock and 991,970 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants.

(12) Includes 1,000,000 shares of common stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C convertible preferred stock and 552,290 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by Boston Millennia Partners Limited Partnership and an affiliated entity. Mr. Jevon disclaims beneficial ownership of such shares except to the extent of his ownership interest in the entities which own such shares.

(13) Includes 448,420 shares of common stock which may be acquired upon the conversion of 44,842 shares of presently convertible Series B convertible preferred stock, 247,658 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants and 254,942 shares of common stock which may be acquired upon the exercise of presently exercisable warrants.

(14) Includes 2,500,000 shares of common stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D convertible preferred stock and 1,250,000 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by HMTF-iPC, LLC. HMTF-iPC, LLC is a limited liability company of which the sole member is HMTF Bridge Partners, L.P., a limited partnership the sole general partner of which is HMTF Bridge Partners, LLC, a limited liability company of which Mr. Thomas O. Hicks is the sole member. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by HMTF-iPC, LLC. Mr. Hicks expressly disclaims (1) the existence of any group and (2) beneficial ownership with respect to any shares of common stock not owned of record by him. Mr. Michael J. Levitt, a limited partner of HMTF Bridge Partners, L.P. and an executive officer of HMTF Bridge Partners, LLC, serves as a director of our company.

(15) Includes 25,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under our stock option plan.

(16) Includes 25,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under our stock option plan.

(17) Includes 1,500,000 shares of common stock which may be acquired upon the exercise of presently exercisable warrants.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      StarGreetings, Inc. our wholly-owned subsidiary, licenses certain technology from StarGreetings, LLC. Mr. Byron Hero, a former director and our former Chief Executive Officer, is a member and the manager of StarGreetings, LLC. In exchange for the license, we pay the licensor 2 1/2% royalty from the gross revenues received from the sale of StarGreetings. As of May 31, 2000, we have not paid any fees to StarGreetings, LLC under this agreement.

      Pursuant to the terms of an April 1998 finders fee agreement between Mr. Hero and a predecessor entity, prior to him becoming a director or officer of us, he was entitled to receive a finder's fee in the amount of 5% of the first $2,000,000 in equity raised from any party introduced by him. In connection with our merger, we assumed the obligations under this agreement. In connection with the agreement, $2,000,000 was raised. As a result, we paid Mr. Hero $100,000. Mr. Hero is not a registered broker-dealer.

      We entered into a Funding Agreement, dated as of March 31, 1999, and amended as of April 14, 1999, with Mr. Ajmal Khan and Mr. Robert H. Lessin, who are directors. Pursuant to the terms of the Funding Agreement each of Mr. Khan (or his designees) and Mr. Lessin advanced certain funds to our company. In connection with each such funding, the funding party received a 10% Senior Secured Promissory Note for the amount funded and warrants to purchase such number of shares of Common Stock equal to the amount funded divided by the closing bid price of the Common Stock on the date of each such funding. $2,000,000 was funded pursuant to the Funding Agreement and warrants to purchase 528,210 shares of Common Stock were issued at a weighted-average exercise price of $3.79.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

      Our Restated Certificate of Incorporation authorizes the issuance of an aggregate of 50,000,000 shares of common stock. As of June 15, 2000, there were 11,136,107 shares of common stock issued and outstanding. As of June 15, 2000, the number of holders of our common stock was at least 500. Each holder of record of common stock is entitled to one vote for each share held on all matters promptly submitted to the stockholders for their vote. Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. We have not paid a dividend and it is not anticipated that any cash dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future cash dividends, if any, will depend on our need for working capital and its financial condition at the time. Shares of common stock are not redeemable, carry no preemptive rights, or other rights to subscribe for additional shares of common stock in the event of an offering. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

      Our Restated Certificate of Incorporation authorizes the issuance of an aggregate of 10,000,000 preferred shares. The Board of Directors is authorized from time to time to issue the preferred shares as preferred shares of any series and in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, the designations, powers and preferences and rights and the qualifications, limitations and restrictions of such series to the full extent now or hereafter permitted by the laws of the State of Delaware. At present, our Board of Directors has designated the following classes of preferred shares: (1) 1,000,000 shares as Series A convertible preferred stock, all of which are currently issued and outstanding; (2) 1,150,000 shares as Series B convertible preferred stock, 1,044,952 shares of which are currently issued and outstanding; (3) 100,000 shares as Series C convertible preferred stock, all of which are currently issued and outstanding; and (4) 250,000 shares a Series D convertible preferred stock, all of which are currently issued and outstanding.

Series B Preferred Stock

      Rank. The Series B preferred stock ranks junior to any classes of stock we have designated as "Senior Securities," prior to all of our common stock and any class or series of our capital stock created thereafter not specifically ranking by its terms senior to, or on parity with, the Series B preferred stock, and on parity with the Series A, Series C and Series D preferred stock, as to distribution of our assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

      Dividends. The Series B preferred stock bears no dividend provided that the holders will be entitled to dividends ratably with any payment to holders of common stock if declared by the Board of Directors.

      Conversion. Subject to certain adjustments, each share of Series B preferred stock is convertible at any time, and from time to time, at the option of the holder thereof, into a number of shares of common stock equal to the quotient derived by dividing (1) $20.00 by (2) the conversion price in effect at the time of the conversion. The initial conversion price is $2.00, reflecting an initial conversion rate of 10 shares of common stock for each share of Series B preferred stock. In addition, the Series B preferred stock will automatically convert into common stock, at the conversion rate then in effect, in the event that we consummate a secondary public offering of our common stock resulting in gross proceeds to us of at least $10,000,000.

      Anti-Dilution Provisions. Subject to certain exceptions (including the exercise of currently outstanding options or warrants, the exercise of future options issued under our stock option plan, and the conversion of the Series A preferred stock), if we issue common stock at a price less than the Series B conversion price then in effect or the then current market price of the common stock, then the Series B conversion rate will be adjusted on a weighted-average formula basis. In addition, if the number of outstanding shares of common stock is increased by a stock split, stock dividend or other similar event, the Series B conversion rate is to be proportionately reduced, or if the number of outstanding shares of common stock is decreased by a combination or reclassification of shares, or other similar event, the Series B conversion rate is to be proportionately increased. In addition, if, prior to the conversion of all the Series B preferred stock, there is any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which our shares of common stock are to be changed into the same or a different number of shares of the same or another class or classes of our stock or securities or another entity, that the holders of then outstanding shares of Series B preferred stock would have the right to receive upon conversion of Series B preferred stock, upon the basis and upon the terms and conditions specified in the certificate of designation and in lieu of the shares of common stock immediately issuable upon conversion, such stock, securities and/or other assets which the holders would have been entitled to receive in such transaction had the Series B preferred stock been converted immediately prior to such transaction.

      Voting Rights. The Series B preferred stock will vote together as a single class with the holders of common stock, with each share of Series B preferred stock being entitled to cast a number of votes equal to the number of shares of common stock into which each share is then convertible (initially 10). In addition, consent of 50% of the shares of Series B preferred stock then outstanding is required before we can take certain actions which adversely affect the rights preferences or privileges of the Series B preferred stock.

Series C Preferred Stock

      Rank. The Series C preferred stock ranks junior to any classes of stock we have designated as "Senior Securities," prior to all of our common stock and any class or series of our capital stock created thereafter not specifically ranking by its terms senior to, or on parity with, the Series C preferred stock, and on parity with the Series A, Series B and Series D preferred stock, as to distribution of our assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

      Dividends. The Series C preferred stock bears no dividend provided that the holders will be entitled to dividends ratably with any payment to holders of common stock if declared by the Board of Directors.

      Conversion. Subject to certain adjustments, each share of Series C preferred stock is convertible at any time, and from time to time, at the option of the holder thereof, into a number of shares of common stock equal to the quotient derived by dividing (1) $20.00 by (2) the conversion price in effect at the time of the conversion. The initial conversion price is $2.00, reflecting an initial conversion rate of 10 shares of common stock for each share of Series C preferred stock. In addition, the Series C preferred stock will automatically convert into common stock, at the conversion rate then in effect, in the event that we consummate a secondary public offering of our common stock resulting in gross proceeds to us of at least $10,000,000.

      Anti-Dilution Provisions. Subject to certain exceptions (including the exercise of currently outstanding options or warrants, the exercise of future options issued under our stock option plan, and the conversion of the Series A or Series B preferred stock), if we issue common stock at a price less than the Series C conversion price then in effect or the then current market price of the common stock, then the Series C conversion rate will be adjusted on a weighted-average formula basis. In addition, if the number of outstanding shares of common stock is increased by a stock split, stock dividend or other similar event, the Series C conversion rate is to be proportionately reduced, or if the number of outstanding shares of common stock is decreased by a combination or reclassification of shares, or other similar event, the Series C conversion rate is to be proportionately increased. In addition, if, prior to the conversion of all the Series C preferred stock, there is any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which our shares of common stock are to be changed into the same or a different number of shares of the same or another class or classes of our stock or securities or another entity, that the holders of then outstanding shares Series C preferred stock would have the right to receive upon conversion of Series C preferred stock, upon the basis and upon the terms and conditions specified in the certificate of designation and in lieu of the shares of common stock immediately issuable upon conversion, such stock, securities and/or other assets which the holders would have been entitled to receive in such transaction had the Series C preferred stock been converted immediately prior to such transaction.

      Voting Rights. The Series C preferred stock will vote together as a single class with the holders of common stock, with each share of Series C preferred stock being entitled to cast a number of votes equal to the number of shares of common stock into which each share is then convertible (initially 10). In addition, so long as 50% of the initially issued shares of Series C preferred stock remain outstanding, the holders of the Series C preferred stock, voting as a class, will have the right to elect one director. In addition, consent of 50% of the shares of Series C preferred stock then outstanding is required before we can take certain actions which adversely affect the rights, preferences or privileges of the Series C preferred stock.

Series D Preferred Stock

      Rank. The Series D preferred stock ranks junior to any classes of stock we have designated as "Senior Securities," prior to all of our common stock and any class or series of our capital stock created thereafter not specifically ranking by its terms senior to, or on parity with, the Series D preferred stock, and on parity with the Series A, Series B and Series C preferred stock, as to distribution of our assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

      Dividends. The Series D preferred stock bears no dividend provided that the holders will be entitled to dividends ratably with any payment to holders of common stock if declared by the Board of Directors.

      Conversion. Subject to certain adjustments, each share of Series D preferred stock is convertible at any time, and from time to time, at the option of the holder thereof, into a number of shares of common stock equal to the quotient derived by dividing (1) $20.00 by (2) the conversion price in effect at the time of the conversion. The initial conversion price is $2.00, reflecting an initial conversion rate of 10 shares of common stock for each share of Series D preferred stock. In addition, the Series D preferred stock will automatically convert into common stock, at the conversion rate then in effect, in the event that we consummate a secondary public offering of our common stock resulting in gross proceeds to us of at least $10,000,000.

      Anti-Dilution Provisions. Subject to certain exceptions (including the exercise of currently outstanding options or warrants, the exercise of future options issued under our stock option plan, and the conversion of the Series A, Series B or Series C preferred stock), if we issue common stock at a price less than the Series D conversion price then in effect or the then current market price of the common stock, then the Series D conversion rate will be adjusted on a weighted-average formula basis. In addition, if the number of outstanding shares of common stock is increased by a stock split, stock dividend or other similar event, the Series D conversion rate is to be proportionately reduced, or if the number of outstanding shares of common stock is decreased by a combination or reclassification of shares, or other similar event, the Series D conversion rate is to be proportionately increased. In addition, if, prior to the conversion of all the Series D preferred stock, there is any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which our shares of common stock are to be changed into the same or a different number of shares of the same or another class or classes of our stock or securities or another entity, that the holders of then outstanding shares Series D preferred stock would have the right to receive upon conversion of Series D preferred stock, upon the basis and upon the terms and conditions specified in the certificate of designation and in lieu of the shares of common stock immediately issuable upon conversion, such stock, securities and/or other assets which the holders would have been entitled to receive in such transaction had the Series D preferred stock been converted immediately prior to such transaction.

      Voting Rights. The Series D preferred stock will vote together as a single class with the holders of common stock, with each share of Series D preferred stock being entitled to cast a number of votes equal to the number of shares of common stock into which each share is then convertible (initially 10). In addition, so long as 50% of the initially issued shares of Series D preferred stock remain outstanding, the holders of the Series D preferred stock, voting as a class, will have the right to elect one director. In addition, consent of 50% of the shares of Series D preferred stock then outstanding is required before we can take certain actions which adversely affect the rights, preferences or privileges of the Series D preferred stock.

Common Stock Warrants

      Exercise. Each common stock warrant will be exercisable for a period of five years commencing one year from the issue date for one share of common stock at an exercise price equal to $2.00 per share.

      Anti-Dilution Provisions. The common stock warrants will be protected against dilution upon the occurrence of certain events, including, but not limited to, sales of shares of common stock for less than fair market value of the Common Stock if such fair market value is less than the exercise price; provided, however, that this provision will not apply to specified exempted issuances, including shares of common stock issued upon (1) the exercise of presently outstanding options and warrants, (2) the exercise of future options issued under our stock option plan (or any successor thereto), or (3) the conversion of up to 1,000,000 shares of presently outstanding Series A convertible preferred stock.

   The market price at the time of the Series D preferred stock transaction was $3.19, therefore triggering the anti-dilution provision in the Series B and C preferred stock. The effect of this anti-dilution provision was (1) an adjustment to the exercise price of the redeemable common stock purchase warrants attached to the Series B and C preferred stock to $1.81 and (2) the issuance of 695,966 additional redeemable common stock purchase warrants with an exercise price of $1.81 to the holders of the warrants issued in the Series B and C financings.

       Redemption. The common stock warrants may be redeemed at our option on 30 days' notice to the common stock warrant holders at a redemption price of $0.05 per warrant if the average closing bid price of our common stock equals or exceeds $8.00 per share for 20 consecutive trading-days within a period of 30 consecutive trading days, ending on the fifth trading day immediately preceding the notice of redemption. The common stock warrants may be called for redemption only if a registration statement covering the resale of the common stock warrants and the warrant shares has been declared effective and remains effective on the date fixed for redemption.

                              PLAN OF DISTRIBUTION

      We are registering the shares of our common stock, shares of our common stock underlying our convertible preferred stock, shares of our common stock underlying our common stock warrants, and our common stock warrants. We will not receive any of the proceeds from the sale of our common stock and our common stock warrants offered by our stockholders. However, we may receive between $11,250,000 and $28,986,685 from our stockholders upon the exercise of the common stock warrants depending whether or not the exercise is done on a cashless basis.

      Our stockholders may sell shares of common stock and our common stock warrants in transactions on the American Stock Exchange, in negotiated transactions, or a combination of the two. The shares and common stock warrants may be sold at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Our stockholders may sell the shares or common stock warrants directly to purchasers or through underwriters or broker-dealers who may act as agents or principals.

      The sale of our common stock and our common stock warrants by our stockholders may be affected from time to time by selling the stock directly to purchasers or to or through broker-dealers. In connection with any sale, a broker-dealer may act as agent for our stockholders or may purchase from our stockholders all or a portion of our common stock or our common stock warrants registered herein and sales may be made pursuant to any of the methods described below. These sales may be made on the American Stock Exchange, in negotiated transactions or otherwise, in each case at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

      The sale of our common stock and our common stock warrants by a stockholder may be also affected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or in other transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Any underwritten offering may be on either a "best efforts" or a "firm commitment" basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from our stockholders and/or from purchasers for whom they may act as agents. Underwriters may sell our common stock and our common stock warrants to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any such compensation may be higher than customary compensation.

      Our stockholders and any underwriters, dealers or agents that participated in the distribution of our common stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of our common stock and our common stock warrants by them and any discounts, commissions or concessions received by those underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

      At the time a particular offer of our common stock is made by a stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from our stockholders and any other required information.

      Our stockholders may also sell our shares and our common stock warrants in one or more of the following transactions:

      o Block transactions, which may involve crosses, in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

      o Purchases by a broker-dealer as principal and resale by a broker-dealer for its own account pursuant to a prospectus supplement;

      o A special offering, an exchange distribution or a secondary distribution in accordance with applicable exchange rules;

      o Ordinary brokerage transactions and transactions in which these broker-dealers solicit purchasers;

      o Sales at the market to or through a specialist or market maker or into an existing trading market, on an exchange or otherwise, for the shares; and

      o Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

      In effecting sales, broker-dealers engaged by our stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from our stockholders in amounts to be negotiated immediately prior to the sale. Broker-dealers also may receive compensation from purchasers of our common stock and our common stock warrants from our stockholders, which is not expected to exceed amounts that are customary for the types of transactions involved.

      In connection with distributions of our common stock and our common stock warrants or otherwise, our stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of this registration statement. These broker-dealers may engage in short sales of our common stock or other transactions in the course of hedging the positions assumed by persons in connection with hedging transactions or otherwise. Our stockholders also may sell our common stock and our common stock warrants short and redeliver our common stock or our common stock warrants to close out short positions; enter into option or other transactions with broker-dealers or others which may involve the delivery to these persons of our common stock or our common stock warrants offered hereby, which common stock and our common stock warrants these people may resell pursuant to this prospectus; and/or pledge our common stock or our common stock warrants to a broker or dealer or others and, upon a default, these people may effect sales of our common stock and our common stock warrants pursuant to this prospectus. In addition, any of our common stock and our common stock warrants covered by this prospectus that qualifies for resale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than with this prospectus.

      In order to comply with securities laws of certain states, if applicable, our common stock and our common stock warrants held by our stockholders may be sold only through registered or licensed brokers or dealers.

      Until the distribution of our common stock or our common stock warrants held by our stockholders is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase our common stock and our common stock warrants. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of our common stock and our common stock warrants. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock and our common stock warrants.

      The lead underwriters also may impose a penalty bid on certain other underwriters participating in the offering and selling group members. This means that, if the lead underwriters purchase our common stock and our common stock warrants in the open market to reduce the underwriters' short position or to stabilize the price of our common stock and our common stock warrants, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold our common stock and our common stock warrants as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. The imposition of a penalty bid also might have an effect on the price of a security to the extent that it discouraged resale of the security before the distribution is completed.

      We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of our common stock. In addition, we make no representation that underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Under the rules and regulations of the Exchange Act, a person engaged in an offering of securities may not simultaneously engage in buying and selling of securities for its own account, prior to the day of the pricing of the securities that are part of the distribution for a period of:

      o One (1) business day if such securities have an average daily trading volume over a two month period of $100,000 and the value of the issuer's equity securities held by no-affiliate is $25 million or more; or

      o  Five (5) business days.

      These restrictions do not apply to those trading in "actively traded securities" but always apply to the issuer or selling stockholders and affiliates. "Actively traded securities" are securities with an average daily trading volume of $1 million issued by companies with at least $150 million worth of shares held by non-affiliates. In addition, and without limiting the foregoing, the stockholders and any other person participating in that distribution will be subject to applicable provisions of the Exchange Act. These provisions may limit the timing of purchases and sales of any of the shares of common stock by the stockholders and any other person.

      We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. Other expenses incident to the offering and sale of our common stock by our stockholders, including brokerage and underwriting commissions, will be paid by our stockholders.

                             SELLING SECURITYHOLDERS

      The table below sets forth certain information, as of the date of this prospectus, with respect to the amount and percentage ownership of each selling securityholder before this offering, the number of shares covered by this prospectus with respect to each selling securityholder, and the amount and percentage ownership of each selling securityholder after this offering, assuming that all of the shares covered by this prospectus are sold by the selling securityholders. Unless otherwise indicated, none of the selling securityholders has had any position, office, or other material relationship with us within the past three years, other than as a result of the ownership of the shares or other securities of ours.


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
Dean Abraham                                             9,702           3,452           *               *
Revocable Trust of James Adametz                         11,642          4,142           *               *
Ferdinand Anderson                                       19,404          6,904           *               *
Bear Stearns c/f Basil J. Asciutto IRA                   3,881           1,381           *               *
Shanthamallappa A. Ashok                                 19,404          6,904           *               *
Michael Astor                                            19,404          6,904           *               *
The Bald Eagle Fund Ltd.                                 14,241          5,067           *               *
Scott Ballin                                             19,404          6,904           *               *
Charles A. Barnes, Jr.                                   11,642          4,142           *               *
Edwin J. Beattie                                         19,404          6,904           *               *
William D. Bennett Jr.                                   15,523          5,523           *               *
Marc G. Berman                                           7,761           2,761           *               *
Harvey Bibicoff                                          23,284          8,284           *               *
Bickford Limited                                        341,504         121,504          *               *
Nicholas Bienstock                                       19,404          6,904           *               *
Gerald Blank                                             7,761           2,761           *               *
Jeffrey Blomstedt & Susan LaScala, JTROS                 19,404          6,904           *               *
Gary Blum                                                23,284          8,284           *               *
Hans Bodmer                                             194,036          69,036          *               *
Joseph T. Bolognue                                       19,404          6,904           *               *
Ralph L. & Louise L. Brown, JTROS                        38,807          13,807          *               *
Burr Family Trust                                        19,404          6,904           *               *
R M & L Burwick TTES Family                              38,807          13,807          *               *
Richard Campanella                                       3,881           1,381           *               *
J.A. Cardwell                                            19,404          6,904           *               *
James A. Cardwell, Jr.                                   19,404          6,904           *               *
C.E. Unterberg, Towbin Capital Partners I, L.P.          58,211          20,711          *               *
Chesed Congregations of America                         155,229          55,229          *               *
David Cohen                                              38,807          13,807          *               *
Jonathan R. Cohen & Nancy D. Shapiro, JTROS              7,761           2,761           *               *
Commonwealth  Associates L.P.                            22,120          7,870           *               *
Comvest Capital Management LLC                           77,615          27,615          *               *
Bruce Corbin                                             3,881           1,381           *               *
Richard Corbin IRA                                       19,404          6,904           *               *
CP Baker Venture Fund 1, L.P.                            38,807          13,807          *               *
Richard A. & Barbara K. Crow, JTROS                      7,761           2,761           *               *
James A. & Rebecca C. Davenport, JTROS                   19,404          6,904           *               *
David L. & Susan M. Dickey, JTROS                        11,642          4,142           *               *
Tony DiFatta                                             7,761           2,761           *               *
DW Trustees (BVI) Limited -- Children's Fund             19,404          6,904           *               *
DW Trustees (BVI) Limited - Main Fund                    38,807          13,807          *               *
The Dexter Corporation Grantor Trust                     38,807          13,807          *               *
Richard Dold                                             31,046          11,046          *               *
Cornelia F. Eldridge, IRA BSSC                           19,404          6,904           *               *
Frederick B. Epstein                                     27,165          9,665           *               *
Kenneth R. Falchuk                                       77,615          27,615          *               *
Michael S. Falk                                          77,615          27,615          *               *
Bear Stearns c/f Michael S. Falk IRA                     19,404          6,904           *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
John & Helen Fattorusso, JTROS                            7,761          2,761           *               *
S. Marcus Finkle                                         77,615          27,615          *               *
Flavin, Blake Investors, L.P.                           155,229          55,229          *               *
John P. Flavin                                           38,807          13,807          *               *
Fleming (Jersey) Ltd.                                    77,615          27,615          *               *
Joseph H. Flom                                           77,615          27,615          *               *
Flynn Investment Corporation                            155,229          55,229          *               *
FM Grandchildren's Trust                                 38,807          13,807          *               *
Charles Friedlander                                      19,404          6,904           *               *
Marshall Geller                                          77,615          27,615          *               *
Anthony J. Giardina                                      3,881           1,381           *               *
Bruce Glaser                                             7,761           2,761           *               *
Mark & Joanna Goldberg, JTROS                            15,523          5,523           *               *
Paul D. Goldenheim                                       19,404          6,904           *               *
Paul & Linda Gubitosa, JTROS                             11,642          4,142           *               *
Dr. Harold E. Hamburg Trust                              7,761           2,761           *               *
Alan H. Hammerman                                        19,404          6,904           *               *
Frank H. Harvey                                          15,523          5,523           *               *
William O.E. Henry                                       38,807          13,807          *               *
Alan R. Hirsch                                           31,046          11,046          *               *
Annette Holtvogt                                         23,284          8,284           *               *
The Hunter Group Assoc., Inc.                            15,523          5,523           *               *
Richard S. Hurwitz                                       77,627          27,627          *               *
Charles E. Isbell                                        7,761           2,761           *               *
Andre Iseli                                              38,807          13,807          *               *
J.F. Shea Co., Inc.                                     465,687         165,687        1.25%             *
Ben A. Johnson                                          232,844          82,844          *               *
Edward C. Jordan                                         9,314           3,314           *               *
Kabuki Partners                                          77,615          27,615          *               *
Kenneth S. Katzoff                                       31,046          11,046          *               *
David R. Kennett                                         7,761           2,761           *               *
Kensington Partners, L.P.                                59,645          21,221          *               *
Kensington Partners II, L.P.                             3,725           1,325           *               *
Bernard Kirsner Revocable Trust                          19,404          6,904           *               *
Peter J. Latour                                          19,404          6,904           *               *
Brian C. Lerner                                          19,404          6,904           *               *
Leroy Cramer & Associates                                77,615          27,615          *               *
Stephen Mallis                                           7,761           2,761           *               *
Leo & Nancy T. Mazzocchi, JTROS                          38,807          13,807          *               *
Robert A. McCleeary                                      15,523          5,523           *               *
Gerald Jay Millstein                                     7,761           2,761           *               *
F. Andrew & Gail Morfesis, JTROS                         23,284          8,284           *               *
Jody Nelson                                              11,642          4,142           *               *
Virginia R. Nelson Trust                                 38,807          13,807          *               *
Amy L. Newmark                                           38,807          13,807          *               *
Richard & Lynne Marie Palmer, JTROS                      19,404          6,904           *               *
Pamela Equities Corporation                              58,211          20,711          *               *
Garo A. Partoyan                                         27,165          9,665           *               *
Sanjiv M. Patel                                          19,404          6,904           *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
Carmen Pecord                                            9,702           3,452           *               *
Paul F. Petrus                                           7,761           2,761           *               *
George F. & Elizabeth H. Pickett , JTROS                 77,615          27,615          *               *
Anna M. Pocisk                                           27,165          9,665           *               *
Robert Priddy                                           310,458         110,458          *               *
Radix Associates                                         38,807          13,807          *               *
Reese-Cole Partnership, Ltd.                             38,807          13,807          *               *
Robert H. Lessin (3)                                   1,552,290        552,290        21.01%         16.88%
William A. Rice                                          77,615          27,615          *               *
Gerald & Amy Richmond, JTROS                             11,642          4,142           *               *
James H. Rion                                            27,165          9,665           *               *
Amy Robinson                                             7,761           2,761           *               *
Lawrence Rodler                                          38,807          13,807          *               *
Rolling Investment Group                                 7,761           2,761           *               *
Edmund J. Ronco                                          7,761           2,761           *               *
Richard Rosenblatt                                       19,404          6,904           *               *
Dale Rosenbloom                                          77,615          27,615          *               *
Keith M. Rosenbloom                                      19,404          6,904           *               *
Adam & Lisa Falk-Ross, JTROS                             11,642          4,142           *               *
Douglas Runckel & Evelyn Luers, JTROS                    38,807          13,807          *               *
Sax Family Limited Partnership                           7,761           2,761           *               *
Monroe H. Schenker                                       23,284          8,284           *               *
William R. & Barbara J. Schoen, JTROS                    19,404          6,904           *               *
The Rodney & Vikki Schorlemmer Trust                     23,284          8,284           *               *
John J. Shaw                                             77,615          27,615          *               *
Matthew P. Sheppard                                      7,761           2,761           *               *
Michael A. Singer                                        38,807          13,807          *               *
Lee H. Spence                                            19,404          6,904           *               *
Joel Spivack                                             19,404          6,904           *               *
Bear Stearns c/f Patrick Sutton, IRA                     9,702           3,452           *               *
William Sybesma, M.D.                                    34,927          12,427          *               *
Glen Tachibana                                           19,404          6,904           *               *
Inder Tallur                                             7,761           2,761           *               *
George L. Thompson                                       19,404          6,904           *               *
Todd Tickner                                             7,761           2,761           *               *
Lord Tim Torrington                                      15,523          5,523           *               *
Salvatore Trupiano                                       7,761           2,761           *               *
Syd & Helen Verbin, Trustees under
   Trust Agreement dated 12/20/88, FBO Syd Verbin        7,761           2,761           *               *
Ventana Partners, L.P.                                   77,615          27,615          *               *
David B. Waxman & Jeremy Waxman, JTROS                   7,761           2,761           *               *
Alex Weiss                                               38,807          13,807          *               *
Roslyn Weiss                                             38,807          13,807          *               *
Joe M. & Carol H. Weller , JTROS                         38,807          13,807          *               *
Westmont Venture Partners, LLC                           31,046          11,046          *               *
Charles L. Wisseman, III                                 19,404          6,904           *               *
Joseph P. Wynne                                          3,881           1,381           *               *
Kenneth Zises                                            77,615          27,615          *               *
Bijan Abachizadeh                                        11,642          4,142           *               *
Burton Abrams                                            11,642          4,142           *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------

Richard Abrams                                           34,927          12,427          *               *
Rodney Abrams                                            34,927          12,427          *               *
James Adametz Revocable Trust                            3,881           1,381           *               *
Michael F. & Maxine C. Ahearn, JTROS                     15,523          5,523           *               *
Alya Abdulaziz & Lulwa Khalid Zaid Akhalid
   Al-Bahar, JTROS                                      155,229          55,229          *               *
Alliance Equities, Inc.                                  31,046          11,046          *               *
Sahar Ahmed Al Refai                                     19,404          6,904           *               *
Jim Aukstuolis                                           19,404          6,904           *               *
A. Philip Auerbach                                       19,404          6,904           *               *
Elias G. & Roseann E. Baddour, JTROS                     15,523          5,523           *               *
Christopher Perry Baker                                  38,807          13,807          *               *
Barrington Capital Corp.                                 19,404          6,904           *               *
Andrew L. Barroway                                       77,615          27,615          *               *
Thomas W. & Paula S. Bauer                               19,404          6,904           *               *
Kim M. Beretta Trust                                     19,404          6,904           *               *
Don Berglund                                             7,761           2,761           *               *
Lincoln Edward Blank                                     9,702           3,452           *               *
Gary Blum                                                27,165          9,665           *               *
Mody K. & Frances A. Boatright, JTROS                    11,642          4,142           *               *
Michael Bollag                                          116,422          41,422          *               *
John W. & Sandra L. Boyd, JTROS                          19,404          6,904           *               *
BNB Investment Associates L.P.                           38,807          13,807          *               *
R M and L Burwick Family L.P.                            19,404          6,904           *               *
Jeffrey S. Cameron                                       11,642          4,142           *               *
Felix & Joyce Campos, JTROS                              11,642          4,142           *               *
Anders Carlegren                                         7,761           2,761           *               *
Brewster B. Carroll                                      11,642          4,142           *               *
Arthur M. Chase                                          15,523          5,523           *               *
Oliver T. & Sharon L. Clark, JTROS                       7,761           2,761           *               *
Riley B. & Marilyn Collins, JTROS                        15,523          5,523           *               *
Comvest Capital Management LLC                           7,761           2,761           *               *
Stephen Cunningham & Wendell Fleming,
  JTROS                                                  19,404          6,904           *               *
Sloan d'Autremont                                        15,523          5,523           *               *
Thomas & Marie D'Avanzo, JTROS                           11,642          4,142           *               *
David DeAtkine, Jr.                                      19,404          6,904           *               *
David & Suellen Dercher, JTROS                           38,807          13,807          *               *
Iqbal Dhillon                                            15,523          5,523           *               *
Paul R. Doering                                          7,761           2,761           *               *
Robert & Deborah G. Dozier, JTROS                        19,404          6,904           *               *
John Duncan                                              19,404          6,904           *               *
James P. Elder                                           7,761           2,761           *               *
Michael Engfer & Jodi Abrams, JTROS                      7,761           2,761           *               *
Hamid & Nildufar Farzaneh, JTROS                         38,807          13,807          *               *
Hilaire and Sandra Fernandes, JTROS                      7,761           2,761           *               *
Forman Investment Group                                  38,807          13,807          *               *
Charles Friedlander                                      3,881           1,381           *               *
Peter Fulton                                             6,209           2,209           *               *
Martin W. Gangel Roth IRA                                23,284          8,284           *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
Generation Capital Associates                           155,229          55,229          *               *
Anthony Michael Gethin                                   9,702           3,452           *               *
David S. Gilfand                                         11,642          4,142           *               *
Andrew Gonchar                                           19,404          6,904           *               *
Roger H. Grace                                           38,807          13,807          *               *
Richard W. & Mary J. Graves, JTROS                       11,642          4,142           *               *
J. Thomas Grunwald                                       38,807          13,807          *               *
Leonard D. Hamilton                                      15,523          5,523           *               *
Hampton Associates Limited                              696,078         247,658        1.87%             *
Roland F. Hartman                                        11,642          4,142           *               *
Richard Hubbard IRA                                      11,642          4,142           *               *
Steve Illes, JTROS                                       38,807          13,807          *               *
James & Aileen Jaber, JTROS                              15,523          5,523           *               *
Robert J. Jahn                                           19,404          6,904           *               *
L. Wayne Johnson                                         38,807          13,807          *               *
Tom Jones                                                7,761           2,761           *               *
Ralph Joseph IRA                                         15,523          5,523           *               *
Norman Kane                                              20,180          7,180           *               *
Patrick N. & Julie S. Keating, JTROS                     19,404          6,904           *               *
Edward Ketcham                                           9,702           3,452           *               *
Philip R. Ladouceur                                      31,046          11,046          *               *
Maerki, Bauman & Co. AG                                  19,404          6,904           *               *
James R. Malone                                          15,523          5,523           *               *
Laurel Lester Mark                                       15,523          5,523           *               *
John R. & Victoria A. Martin, JTROS                      11,642          4,142           *               *
Eugene Mascarenhas                                       7,761           2,761           *               *
Richard B. & Margaret J. Mateer, JTROS                   7,761           2,761           *               *
Gary D. May                                              27,165          9,665           *               *
Anthony Mazzarella                                       19,404          6,904           *               *
John J. & Donna P. McCarthy, JTROS                       58,211          20,711          *               *
Shawn McDermott                                          7,761           2,761           *               *
Jeremy Merrin & Linda Blum, JTROS                       194,036          69,036          *               *
Merrin Limited Partnership                              388,073         138,073        1.04%             *
Sheldon Misher                                           31,046          11,046          *               *
Moldaw Variable Fund (4)                                155,229          55,229          *               *
David J. and Ioanna Moore, JTROS                         19,404          6,904           *               *
Vijaykumar S. Monie                                      7,761           2,761           *               *
Claude & Roshan Moraes, Tenants by the Entirety          7,761           2,761           *               *
Lloyd A. Moriber                                         19,404          6,904           *               *
Mulkey II Limited Partnership                            28,717          10,217          *               *
Samuel R. Nussbaum                                       38,807          13,807          *               *
William & Linda O'Neill, JTROS                           19,404          6,904           *               *
Fred Orpen                                               9,702           3,452           *               *
Richard E. Otoski M.D. PC Pension and Profit
  Sharing Plan and Trust                                 19,404          6,904           *               *
Overdrive Capital Corporation                            77,615          27,615          *               *
Jaswant Singh & Debra Bogner Pannu, JTROS                15,523          5,523           *               *
August Piccolo                                           11,642          4,142           *               *
John Piccolo                                             19,404          6,904           *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
Ronald Pobiel                                            7,761           2,761           *               *
P. Tony Polyviu                                          19,404          6,904           *               *
Michael A. & Angela G. Poujol, JTROS                     19,404          6,904           *               *
Randy Prude                                              19,404          6,904           *               *
R & S Perry Ltd. Partnership                             7,761           2,761           *               *
William C. Radichel                                      19,404          6,904           *               *
Rare Medium Group, Inc.                                 776,145         276,145        2.08%             *
James A. & MaryAnn Rasnick, JTROS                        19,404          6,904           *               *
Kurt V. & Laura M. Reichelt, JTROS                       7,761           2,761           *               *
Mark Reichenbaum                                         38,807          13,807          *               *
RS Emerging Growth Partners L.P.                         92,548          32,928          *               *
RS Pacific Partners                                     179,265          63,781          *               *
RS Premium Partners L.P.                                116,257          41,363          *               *
Roccia Partners, L.P.                                  2,788,074        991,970        7.48%             *
Paul & Sally Russo, JTROS                                77,615          27,615          *               *
Avthar Sandhu                                            15,523          5,523           *               *
Baljeet K. Sandhu                                        11,642          4,142           *               *
The Jonathan L. & Lynn M. Schmidt Living Trust           3,881           1,381           *               *
Gilbert R. & Wanda R. Schorlemmer, JTROS                 7,761           2,761           *               *
James E. & Jayne Schriver, JTROS                         7,761           2,761           *               *
Gary D. & Barbara A. Schultz, JTROS                      38,807          13,807          *               *
Philip Serbin                                            7,761           2,761           *               *
Fred Sheats & Don Russell, JTROS                         38,807          13,807          *               *
Jay & Carole B.  Shrager, JTROS                          31,046          11,046          *               *
Burjis N. and Havovi B. Shroff, JTROS                    7,761           2,761           *               *
Simon Investors II, LLC                                 194,036          69,036          *               *
Tarik Siddiqui                                           7,761           2,761           *               *
Gushan B. & Daluit K. Singh, JTROS                       7,761           2,761           *               *
George C. Sivak                                          7,761           2,761           *               *
Stephen T. Skoly                                         19,404          6,904           *               *
Special Situations Private Equity Fund, L.P.            310,458         110,458          *               *
Special Situations Technology Fund, L.P.                155,229          55,229          *               *
Robert J. Spencer                                        19,404          6,904           *               *
Fedele Staropoli                                         7,761           2,761           *               *
Michael Steele                                           19,404          6,904           *               *
David L. Stellway                                        11,642          4,142           *               *
Tabrizi Trust dated 1/22/99                              19,404          6,904           *               *
George N. Tsamutalis                                     2,328            828            *               *
John Joos- Vandewalle                                    15,523          5,523           *               *
Syd Verbin & Helen Verbin, Trustees under Trust
  Agreement Dated 12/20/88, FBO Syd Vergin               17,851          6,351           *               *
Voss Limited Partnership                                 11,642          4,142           *               *
Erich J. & Diane D. Weidenbener, JTROS                   7,761           2,761           *               *
Charles P. Wilkins                                       19,404          6,904           *               *
Frank J. Wypychowski, Jr.                                19,404          6,904           *               *
Zuck Investment Group, LLC                               7,761           2,761           *               *
Craig & Annette Blitz, JTROS                             3,881           1,381           *               *
Dana G. Emery                                            15,523          5,523           *               *
Joseph C. Primo                                          7,761           2,761           *               *
Boston Millennia                                       1,552,290        552,290        4.17%             *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
HMTF-iPC, LLC                                          3,750,000       1,250,000       10.06%            *
Commonwealth  Associates L.P                            526,788         499,288        1.41%             *
Michael Falk                                            195,644         195,644          *               *
Keith M. Rosenbloom                                      56,197          56,197          *               *
Sheldon Misher                                           52,011          52,011          *               *
Robert O'Sullivan                                        28,098          28,098          *               *
Craig Blitz                                              16,964          16,964          *               *
Ronald Moschetta                                         14,218          14,218          *               *
Inder Tallur                                             10,519          10,519          *               *
Bruce Glaser                                             10,435          10,435          *               *
Carl Kleidman                                            10,355          10,355          *               *
Michael Applebaum                                        9,836           9,836           *               *
Alexandra Salas                                          8,284           8,284           *               *
Vladik Vainberg                                          8,236           8,236           *               *
Robert Beuret                                            7,829           7,829           *               *
George Tsamutalis                                        7,585           7,585           *               *
Beth Lipman                                              7,039           7,039           *               *
Peter Fulton                                             6,443           6,443           *               *
Basil Ascuitto                                           5,894           5,894           *               *
Joseph P. Wynne                                          5,731           5,731           *               *
Peter Palmieri                                           5,669           5,669           *               *
Steven Hart                                              5,523           5,523           *               *
Timothy Herrmann                                         5,317           5,317           *               *
Mark Danieli                                             4,567           4,567           *               *
Peter Latour                                             3,513           3,513           *               *
Brian Coventry                                           2,761           2,761           *               *
Fiona McKone                                             2,761           2,761           *               *
Lindy Sin                                                2,761           2,761           *               *
Roderick Beck                                            2,761           2,761           *               *
John Gruber                                              2,761           2,761           *               *
Manu Kalia                                               2,761           2,761           *               *
Anthony Giardina                                         2,650           2,650           *               *
Richard Campanella                                       2,650           2,650           *               *
Jerome Messana                                           2,610           2,610           *               *
Thom Waye                                                2,209           2,209           *               *
Zachary Malone                                           1,694           1,694           *               *
Katelyn Lobue                                            1,381           1,381           *               *
Karen Dacey                                              1,105           1,105           *               *
Susan Hoffman                                            1,105           1,105           *               *
Marlene Layne                                            1,105           1,105           *               *
Linda Rodriguez                                          1,105           1,105           *               *
David Stein                                              1,060           1,060           *               *
Philip R. Ladouceur                                      1,027           1,027           *               *
Edwin M. Cooperman                                       1,027           1,027           *               *
Richard Yalen                                            1,027           1,027           *               *
Cassandra Lim                                             514             514            *               *
Nicole Swiatek                                            308             308            *               *
Diana O'Toole                                             308             308            *               *
Jeanine Ianazzi                                           308             308            *               *


                                                                        Number of
                                                   Number of Shares       Common     % Owned         % Owned
                                                        Being             Stock       Before           After
Name of Shareholder                                   Registered(1)      Warrants    Offering (2)    Offering (2)
-------------------                                   -------------      --------    ------------    ------------
Lorraine Verdino                                          308             308            *               *
Joseph Defini                                             308             308            *               *
Jaimee Stecker                                            308             308            *               *
Audrey Jimenez                                            308             308            *               *
Mario Kustera                                             219             219            *               *
Thomas Renna                                              163             163            *               *
Richard Perrreira                                         154             154            *               *
Evelyn Aploff                                             154             154            *               *
Else Falk                                                 154             154            *               *
Joseph Anzalone                                           154             154            *               *
Taymark                                                3,000,000           0           8.05%             *
Margaritaville Holdings, LLC                            550,000            0           1.48%             *
                                                  ---------------------------------------------------------------
Total                                                  26,127,676      8,600,656       70.12%         17.49%
                                                  ===============================================================

----------------

*    Less than one percent
(1) Includes number of shares underlying the convertible preferred stock and the common stock warrants.
(2) Based upon a total number of shares of Common Stock outstanding of 11,136,107.
(3)  Mr. Lessin is a director of our company.
(4)  These shares are owned by Mr. Moldaw, a director of our company.

                         SHARES ELIGIBLE FOR FUTURE SALE

          Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Upon the consummation of this offering, we will have 25,085,628 shares of common stock outstanding (assuming no exercise of any outstanding options or warrants), of which 17,960,628 shares of common stock will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 7,125,000 shares of our common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which rules are summarized below.

Rule 144

          In general, under Rule 144 as currently in effect, after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

          o    1% of the number of shares of common stock then outstanding; or

          o The average weekly trading volume of the common stock on the American Stock Exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about our company.

          Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

Rule 701

          In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, consultants or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

                                  LEGAL MATTERS

          The validity of the shares of common stock offered hereby will be passed upon for us by Camhy Karlinsky & Stein LLP, New York, New York.

                                     EXPERTS

          Our consolidated financial statements for the year ended December 31, 1999 included in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in given said reports.

          Our consolidated financial statements for the year ended December 31, 1998 included in this prospectus and registration statement have been audited by Richard A. Eisner & Company, LLP, independent public accountants as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in given said reports.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our certificate of incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          o For any breach of the director's duty of loyalty to us or our stockholders;

          o For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          o    Under section 174 of the General Corporation Law; or

          o For any transaction from which such director derives improper personal benefit.

          The effect of this provision is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

          Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers, or persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          No dealer, salesperson, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                           MARKET FOR OUR COMMON STOCK

          Our common stock is traded on the American Stock Exchange under the symbol "IPT."

          The following table sets forth the range of high and low bid quotations for our common stock for each of the quarters of the fiscal year ended December 31, 1999 and for the first quarter of the fiscal year ending December 31, 2000. Our common stock began trading on the American Stock Exchange under the name iParty Corp., symbol "IPT" on January 3, 2000. Our common stock commenced trading on the OTC Electronic Bulletin Board under the name iParty Corp., symbol "IPTY" in July 1998. Prior to that time, from February 1998, until July 1998, our common stock was quoted on the OTC Bulletin Board under the name of WSI Acquisitions, Inc., symbol "WSIA." There is no available information with respect to the common stock of WSI Acquisitions, Inc. for the time period before February 12, 1998. Accordingly quotations for the 1997 fiscal year have not been provided. The quotations represent inter-dealer prices without retail markup, mark down or commission and may not necessarily represent actual transactions.


Period                                               High            Low
------                                               ----            ---
First Quarter--2000                                 $4.25           $2.06
Fourth Quarter--1999                                 3.81            2.19
Third Quarter--1999                                  3.93            2.63
Second Quarter--1999                                 5.00            2.44
First Quarter--1999                                  6.69            3.13
Fourth Quarter--1998                                 3.38            1.07
Third Quarter--1998                                  3.38            0.05
Second Quarter--1998                                 0.06            0.03
First Quarter--1998                                  0.06            0.01

                              FINANCIAL STATEMENTS

          Arthur Andersen LLP, independent public accountants, has audited our consolidated financial statements for the fiscal year ended December 31, 1999.

          Richard A. Eisner & Company, LLP, independent public accountants, has audited our consolidated financial statements for the fiscal year ended December 31, 1998.

          Information in response to this item is set forth in the Financial Statements, beginning on Page F-1 of this filing.

                                  iParty Corp.
                          Index to Financial Statements
            For the Quarterly Period Ended March 31, 2000 (Unaudited)


Consolidated Balance Sheet as of March 31, 2000 and December 31, 1999...........................................F-2

Consolidated Statements of Operations
   for the three months ended March 31, 2000 and 1999...........................................................F-3

Consolidated Statements of Cash Flows
   for the three months ended March 31, 2000 and 1999...........................................................F-4

Notes to Financial Statements...................................................................................F-5

                                  iPARTY CORP.
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)



                                                                                  March 31,       December 31,
                                                                                ------------      ------------
                                                                                  2000              1999
ASSETS

Current assets:
     Cash and cash equivalents                                                   $ 12,173,001    $ 18,673,304
     Marketable securities                                                          3,887,659         973,877
     Cash, restricted                                                                      --          51,012
     Accounts receivable                                                               25,180          99,476
     Prepaid expenses and other current assets                                        303,532         428,645
                                                                                 ------------    ------------
       Total current assets                                                        16,389,372      20,226,314

     Property and equipment, net                                                      812,056         860,457
     Intangible Assets                                                              5,605,978       6,119,734
     Other assets                                                                      60,110          50,245
                                                                                 ------------    ------------

Total assets                                                                     $ 22,867,516    $ 27,256,750
                                                                                 ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                            $  2,388,019    $  1,749,806
     Accrued severance                                                                149,175         213,987
     Accrued expenses                                                                 193,820         238,889
                                                                                 ------------    ------------
       Total current liabilities                                                    2,731,014       2,202,682

Commitments and contingencies

Stockholders' Equity:
     Preferred stock - $.001 par value; 10,000,000 shares authorized; Series A preferred stock - 1,000,000 authorized;
         1,000,000 shares issued and outstanding                                        1,000           1,000
       Series B preferred stock - 1,150,000 authorized;
         1,044,952 shares issued and outstanding                                        1,045           1,045
       Series C preferred stock - 100,000 authorized;
         100,000 shares issued and outstanding                                            100             100
     Series D preferred stock - 250,000 authorized;
         250,000 shares issued and outstanding                                            250             250
     Common stock - $.001 par value; 50,000,000 shares authorized;
         11,136,107 shares issued and outstanding                                      11,137          11,006
Additional paid in capital                                                         59,162,478      58,616,431
Accumulated deficit                                                               (39,039,508)    (33,575,764)
                                                                                 ------------    ------------

       Total stockholders' equity                                                  20,136,502      25,054,068
                                                                                 ------------    ------------

Total liabilities and stockholders' equity                                       $ 22,867,516    $ 27,256,750
                                                                                 ============    ============










The accompanying Notes to Consolidated Financial Statements are an integral part of this Consolidated Balance Sheet.

                                  iPARTY CORP.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                       For the three months ended
                                                               March 31,
                                                     ------------------------------
                                                         2000               1999
                                                     ------------       -----------
Revenues                                             $    146,834      $         --
                                                     ------------      ------------

Operating costs:
     Cost of products sold                                117,357                --
     Amortization of fulfillment partner warrant          377,744                --
     Marketing and sales                                2,405,456                --
     Product and technology development                 1,864,459                --
     General and administrative                           572,839           555,227
     Loss resulting from abandonment of assets                 --           273,288
     Non-cash compensation expense                        546,178           134,134
                                                     ------------      ------------

Operating loss                                         (5,737,199)         (962,649)

     Interest income                                      273,455               814
                                                     ------------      ------------

Net loss before income taxes                           (5,463,744)         (961,835)

     Provision for income taxes                                --                --
                                                     ------------      ------------
Net loss                                             $ (5,463,744)     $   (961,835)
                                                     ============      ============
Loss per share:
     Basic and diluted                               $      (0.49)     $      (0.09)
                                                     ============      ============
Weighted Average Shares Outstanding:
     Basic and diluted                                 11,136,107        11,005,421
                                                     ============      ============















   The accompanying Notes to Consolidated Financial Statements are an integral part of these Consolidated Statements.

                                  iPARTY CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)



                                                                For the three months ended
                                                                         March 31,
                                                            ---------------------------------
                                                               2000                  1999
                                                            ------------           ----------
Cash flows from operating activities:

Net loss                                                    $ (5,463,744)          $   (961,835)

Adjustments to reconcile net loss to
  net cash used in operating activities:

     Depreciation and amortization                               735,120                  9,466
       Loss resulting from abandonment of assets                      --                273,288
       Reserve for bad debt                                       14,607                     --
     Non-cash compensation expense                               546,178                134,134
     Decrease (increase) in:
       Accounts receivable                                        74,296                     --
       Prepaid expenses and other current assets                 125,113                (83,355)
       Other assets                                               (9,865)               (23,086)
     Increase (decrease) in:

       Accounts payable                                          638,213                332,196
       Accrued severance                                         (64,812)                    --
       Accrued expenses                                          (45,069)                    --
                                                            ------------           ------------
       Net cash used in operating activities                  (3,449,963)              (319,192)
                                                            ------------           ------------


Cash flows from investing activities:

Purchase of property and equipment                              (172,963)              (387,510)
Advances to officer                                              (14,607)                 1,896
Purchase of marketable securities                             (2,913,782)                    --
Increase in restricted cash                                       51,012                     --
                                                            ------------           ------------
Net cash used in investing activities                         (3,050,340)              (385,614)
                                                            ------------           ------------


Cash flows from financing activities:

Conversion of notes payable to stock                                  --               (250,000)
Proceeds from sale of stock, net of offering costs                    --                828,320
                                                            ------------           ------------
       Net cash provided by investing activities                      --                578,320
                                                            ------------           ------------

Net increase in cash and cash equivalents                     (6,500,303)              (126,486)

Cash and cash equivalents, beginning of period                18,673,304                346,751
                                                            ------------           ------------

Cash and cash equivalents, end of period                    $ 12,173,001           $    220,265
                                                            ============           ============

Cash paid for:
     Interest expense                                       $         --           $         --
                                                            ============           ============
     Income taxes                                           $         --           $         --
                                                            ============           ============








   The accompanying Notes to Consolidated Financial Statements are an integral part of these Consolidated Statements.

                                  iPARTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2000 (Unaudited)

1.  THE COMPANY

         iParty LLC, which was created on December 11, 1997 to launch an Internet-based merchant of party goods and services, commenced operations in January 1998. On March 12, 1998, iParty Corp. was organized as a wholly owned subsidiary of iParty LLC and the net assets and operations of iParty LLC were transferred to iParty Corp. On April 9, 1998, StarGreetings, Inc. ("Star") was incorporated as a wholly owned subsidiary of iParty Corp. to develop and operate a personalized celebrity greeting service.

         Effective July 2, 1998, iParty Corp. ("iParty" or the "Company") merged into WSI Acquisition Corp. ("WSI"), an inactive company. The merger was consummated through an exchange of shares that resulted in iParty LLC receiving 6,000,000 common shares or 54.5% of the outstanding shares of WSI. In connection with the merger and as a condition thereof, WSI sold, in two private placements, an aggregate of 4,585,000 shares of common stock of which 3,624,043 shares were sold for $.01 per share and 960,957 shares, together with warrants to purchase 1,000,000 shares of Series A preferred stock, were sold for $1.00 per share or aggregate proceeds of $997,197 before related expenses. The merger has been treated as a re-capitalization for accounting purposes and iParty's historic capital accounts were retroactively adjusted to reflect the 6,000,000 shares issued by WSI in the transaction. In addition, as WSI had no assets before the merger and the private placements, the 420,421 outstanding common shares of WSI have been recorded at par value with a corresponding charge to additional paid-in capital. The statement of operations reflects the operations of iParty from the commencement of its operations from March 12, 1998 and also reflects the operations of iParty LLC, the predecessor company, from January 1998 through March 12, 1998. In connection with the merger, WSI changed its name to iParty Corp.

         The Company's efforts are devoted to developing the Internet resources to provide consumers a comprehensive web site where they can seek party planning advice and information and locate and contract for party goods and services.

2.  UNAUDITED INTERIM FINANCIAL INFORMATION

         The interim consolidated financial statements as of March 31, 2000 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. These consolidated statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheets, consolidated operating results, and consolidated cash flows for the periods presented in accordance with generally accepted accounting principles. The consolidated balance sheet at December 31,1999 has been derived from the audited consolidated financial statements at that date. Operating results for the three months ended March 31, 2000 may not be indicative of the results for the year ending December 31, 2000. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements, and accompanying notes, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. Certain prior period amounts have been reclassified to conform to the current period presentation.

                                  iParty Corp.
                          Index to Financial Statements

                   For the Fiscal Year Ended December 31, 1999

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS--1999............................................................................  F-7

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS--1998............................................................................  F-8

CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheet--December 31, 1999...........................................................................  F-9
  Consolidated Statements of Operations--Years ended December 31, 1999 and 1998...........................................  F-10
  Consolidated Statements of Stockholders' Equity--Years ended December 31, 1999 and 1998.................................  F-11
  Consolidated Statements of Cash Flows--Years ended December 31, 1999 and 1998...........................................  F-12
  Notes to Consolidated Financial Statements..............................................................................  F-13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To iParty Corp.:

We have audited the accompanying consolidated balance sheet of iParty Corp. (a Delaware corporation) and subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iParty Corp. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

New York, New York                                           Arthur Andersen LLP
February 24, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders iParty Corp.
New York, New York

We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of iParty Corp. and subsidiary (a development stage company) for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated results of operations, and cash flows of iParty Corp. and subsidiary for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

New York, New York                              RICHARD A. EISNER & COMPANY, LLP
February 26, 1999
                                  iPARTY CORP.
                           CONSOLIDATED BALANCE SHEET



                                                                                       DECEMBER 31,
                                                                                           1999
                                                                                       ------------

                                     ASSETS
Current assets:
  Cash and cash equivalents .......................................                    $ 18,673,304
  Marketable securities ...........................................                         973,877
  Cash, restricted ................................................                          51,012
  Accounts receivable .............................................                          99,476
  Prepaid expenses and other current assets .......................                         428,645
                                                                                       ------------
       Total current assets .......................................                      20,226,314
  Property and equipment, net (Note 3) ............................                         860,457
  Intangible assets (Note 2) ......................................                       6,119,734
  Other assets ....................................................                          50,245
                                                                                       ------------
       Total assets ...............................................                    $ 27,256,750
                                                                                       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ................................................                    $  1,749,806
  Accrued severance ...............................................                         213,987
  Accrued expenses ................................................                         238,889
                                                                                       ------------
       Total current liabilities ..................................                       2,202,682

Commitments and contingencies

Stockholders' Equity (Note 6):
  Preferred stock--$.001 par value; 10,000,000 shares authorized;
     Series A preferred stock--1,000,000 authorized;
       1,000,000 shares issued and outstanding ....................                           1,000
     Series B preferred stock--1,150,000 authorized;
       1,044,952 shares issued and outstanding ....................                           1,045
     Series C preferred stock--100,000 authorized;
       100,000 shares issued and outstanding ......................                             100
     Series D preferred stock--250,000 authorized;
       250,000 shares issued and outstanding ......................                             250
  Common stock--$.001 par value; 50,000,000 shares authorized;
     11,005,421 shares issued and outstanding .....................                          11,006
  Additional paid in capital ......................................                      58,616,431
  Accumulated deficit .............................................                     (33,575,764)
                                                                                       ------------
       Total stockholders' equity .................................                      25,054,068
                                                                                       ------------
Total liabilities and stockholders' equity ........................                    $ 27,256,750
                                                                                       ============



The accompanying Notes to the Consolidated Financial Statements are an integral part to this Consolidated Balance Sheet.

                                  iPARTY CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                       FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                                -----------------------------------
                                                                    1998                  1999
                                                                -----------            ------------

Revenues (Note 2) ....................................          $         --           $    138,545

Operating costs:
  Cost of products sold (Note 5) .....................                    --                111,961
  Amortization of fulfillment partner warrant (Note 5)                    --                755,488
  Marketing and sales ................................                    --              4,016,539
  Product and technology development .................                    --              2,418,516
  General and administrative .........................               849,998              2,010,470
  Loss resulting from abandonment of assets (Note 2) .                    --                518,915
  Non-cash compensation expense (Note 9) .............                23,089                847,741
                                                                ------------           ------------
Operating loss .......................................              (873,087)           (10,541,085)
  Interest income ....................................                11,090                289,721
  Interest expense (Note 8) ..........................                  (401)            (1,004,051)
                                                                ------------           ------------
Net loss before income taxes .........................              (862,398)           (11,255,415)
  Provision for income taxes .........................                    --                     --
                                                                ------------           ------------
Net loss .............................................          $   (862,398)          $(11,255,415)
                                                                ============           ============
Loss per share (Note 7):
  Basic and diluted ..................................          $      (0.08)          $      (2.97)
                                                                ------------           ------------
Weighted Average Shares Outstanding:
  Basic and diluted ..................................            10,525,213             11,005,421
                                                                ============           ============



     The accompanying Notes to the Consolidated Financial Statements are an
                 integral part to these Consolidated Statements.

                                  iPARTY CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                           PREFERRED STOCK               COMMON STOCK
                                                                       ------------------------     ------------------------
                                                                         SHARES        AMOUNT         SHARES        AMOUNT
                                                                       ---------      ---------     ----------     ---------

  Issuance of common stock ......................................             --             --      6,000,000     $    6,000
  Recapitalization resulting from acquisitions of WSI Acquisition
    Corp ........................................................             --             --        420,421            421
  Issuance of common stock ......................................             --             --      3,624,043          3,624
  Issuance of common stock and warrants .........................             --             --        960,957            961
  Stock-based compensation expense ..............................             --             --             --             --
  Net loss
                                                                      ----------     ----------     ----------     ----------
Balance December 31, 1998 .......................................             --             --     11,005,421         11,006

  Issuance of Series A preferred stock upon exercise of warrants, including conversion of notes payable, net of issuance costs
    of $50,000 (Note 6) .........................................      1,000,000          1,000             --             --
  Issuance of Series B and C preferred stock and warrants, net of
    issuance costs of $1,545,640 (Note 6) .......................      1,144,952          1,145             --             --
  Issuance of Series D preferred stock and warrants, net of
    issuance costs of $7,500 (Note 6) ...........................        250,000            250             --             --
  Value of warrants granted under fulfillment and license
    agreements ..................................................             --             --             --             --
  Discount to fair market value of the convertible notes payable              --             --             --             --
  Preferred stock beneficial conversion feature .................             --             --             --             --
  Non-cash compensation expense .................................             --             --             --             --
  Net loss ......................................................             --             --             --             --
                                                                      ----------     ----------     ----------     ----------
Balance December 31, 1999 .......................................      2,394,952     $    2,395     11,005,421     $   11,006
                                                                      ==========     ==========     ==========     ==========



                                                                           ADDITIONAL                          TOTAL
                                                                             PAID-IN       ACCUMULATED      STOCKHOLDERS'
                                                                             CAPITAL         DEFICIT           EQUITY
                                                                           -----------     ------------     -------------

  Issuance of common stock .........................................     $    240,961      $         --      $    246,961
  Recapitalization resulting from acquisition of WSI Acquisitions
    Corp ...........................................................             (421)               --                --
  Issuance of common stock .........................................           32,616                --            36,240
  Issuance of common stock and warrants ............................          849,799                --           850,760
  Stock-based compensation expense .................................           23,089                --            23,089
  Net loss .........................................................               --          (862,398)         (862,398)
                                                                         ------------      ------------      ------------
Balance December 31, 1998 ..........................................        1,146,044          (862,398)          294,652

  Issuance of Series A preferred stock upon exercise of warrants, including conversion of notes payable, net of issuance
    costs of $50,000 (Note 6) ......................................          949,000                --           950,000
  Issuance of Series B and C preferred stock and warrants, net of
    issuance costs of $1,545,640 (Note 6) ..........................       21,354,284                --        21,355,429
  Issuance of Series D preferred stock and warrants, net of issuance
    costs of $7,500 (Note 6) .......................................        4,992,250                --         4,992,500
  Value of warrants granted under fulfillment and license agreements        6,920,559                --         6,920,559
  Discount to fair market value of the convertible
    notes payable ..................................................          948,602                --           948,602
  Preferred stock beneficial conversion feature ....................       21,457,951       (21,457,951)               --
  Non-cash compensation expense ....................................          847,741                --           847,741
  Net loss .........................................................               --       (11,255,415)      (11,255,415)
                                                                         ============      ============      ============
Balance December 31, 1999 ..........................................     $ 58,616,431      $(33,575,764)     $ 25,054,068
                                                                         ============      ============      ============



The accompanying Notes to the Consolidated Financial Statements are an integral part to these Consolidated Statements.

                                  iPARTY CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          FOR THE YEARS ENDED
                                                                              DECEMBER 31,
                                                                      -----------------------------
                                                                         1998             1999
                                                                      ----------       ------------
Cash flows from operating activities:
  Net loss .....................................................     $   (862,398)     $(11,255,415)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization ...........................           12,364         1,297,564
       Loss resulting from abandonment of assets ...............               --           518,915
       Reserve for bad debt ....................................               --            14,258
       Amortization of discount on issuance of convertible notes               --           948,602
       Non-cash compensation expense ...........................           23,089           847,741
       Decrease (increase) in:
          Accounts receivable ..................................               --           (99,476)
          Prepaid expenses and other current assets ............          (60,277)         (368,368)
          Other assets .........................................           (9,670)          (40,575)
       Increase (decrease) in:
          Accounts payable .....................................          297,508         1,452,299
          Accrued severance ....................................               --           213,987
          Accrued expenses .....................................               --           238,889
          Accrued interest .....................................               --            55,850
                                                                     ------------      ------------
Net cash used in operating activities ..........................         (599,384)       (6,175,729)
                                                                     ------------      ------------
Cash flows from investing activities:

  Purchase of property and equipment ...........................         (353,805)       (1,534,669)
  Advances to officer ..........................................          (34,021)           19,763
  Purchase of marketable securities ............................               --          (973,877)
  Increase in restricted cash ..................................          (50,000)           (1,013)
                                                                     ------------      ------------
       Net cash used in investing activities ...................         (437,826)       (2,489,796)
                                                                     ------------      ------------
Cash flows from financing activities:

  Proceeds from notes payable ..................................          250,000         2,000,000
  Capital contributions on initial capitalization ..............          246,961                --
  Proceeds from sale of stock, net of offering costs ...........          887,000        24,992,079
                                                                     ------------      ------------
       Net cash provided by investing activities ...............        1,383,961        26,992,079
                                                                     ------------      ------------
Net increase in cash and cash equivalents ......................          346,751        18,326,553
Cash and cash equivalents, beginning of period .................               --           346,751
                                                                     ------------      ------------
Cash and cash equivalents, end of period .......................     $    346,751      $ 18,673,304
                                                                     ============      ============
Supplemental disclosure of non-cash financing activities:

  Conversion of notes payable to Series A preferred stock ......     $         --      $    250,000
                                                                     ============      ============
  Conversion of notes payable and accrued interest
     to Series B preferred stock ...............................     $         --      $  2,055,850
                                                                     ============      ============



The accompanying Notes to the Consolidated Financial Statements are an integral part to these Consolidated Statements.

                                  iPARTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.  THE COMPANY

        iParty LLC, which was created on December 11, 1997 to launch an Internet-based merchant of party goods and services, commenced operations in January 1998. On March 12, 1998, iParty Corp. was organized as a wholly owned subsidiary of iParty LLC and the net assets and operations of iParty LLC were transferred to iParty Corp. On April 9, 1998, StarGreetings, Inc. ("Star") was incorporated as a wholly owned subsidiary of iParty Corp. to develop and operate a personalized celebrity greeting service.

        Effective July 2, 1998, iParty Corp. ("iParty" or the "Company") merged into WSI Acquisition Corp. ("WSI"), an inactive company. The merger was consummated through an exchange of shares that resulted in iParty LLC receiving 6,000,000 common shares or 54.5% of the outstanding shares of WSI. In connection with the merger and as a condition thereof, WSI sold, in two private placements, an aggregate of 4,585,000 shares of common stock of which 3,624,043 shares were sold for $.01 per share and 960,957 shares, together with warrants to purchase 1,000,000 shares of Series A preferred stock, were sold for $1.00 per share or aggregate proceeds of $997,197 before related expenses. The merger has been treated as a re-capitalization for accounting purposes and iParty's historic capital accounts were retroactively adjusted to reflect the 6,000,000 shares issued by WSI in the transaction. In addition, as WSI had no assets before the merger and the private placements, the 420,421 outstanding common shares of WSI have been recorded at par value with a corresponding charge to additional paid-in capital. The statement of operations reflects the operations of iParty from the commencement of its operations from March 12, 1998 and also reflects the operations of iParty LLC, the predecessor company, from January 1998 through March 12, 1998. In connection with the merger, WSI changed its name to iParty Corp.

        The Company's efforts are devoted to developing the Internet resources to provide consumers a comprehensive web site where they can seek party planning advice and information and locate and contract for party goods and services. The Company intends on entering into contracts with local and national merchants who can provide such goods and services.

2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation:

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary after elimination of all significant intercompany transactions and balances.

Segment reporting:

        In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for the way business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The Company's management does not believe it operates in more than one segment.

Comprehensive income:

        During 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 30 establishes standards for reporting comprehensive income and its components in the financial statements. Other comprehensive income, as defined, includes all changes in equity (net assets) during a period from nonowner sources. To date, the Company has not had any transactions that are required to be reported as comprehensive income.

Concentrations:

        The Company relies on a single vendor as its sole provider of inventory, fulfillment and shipping services. While management of the Company believes it could obtain similar services from other vendors for similar terms, a disruption in the services received from this vendor could materially harm the Company's business. In July, 1999, the Company granted this vendor a warrant to purchase 3,000,000 shares of the Company's common stock at an exercise price of $3.75 per share. See Note 5.

Reclassifications:

        Certain reclassifications have been made to prior years amounts to conform to the current year presentation.

Development Stage:

        The Company commenced its principal operations during the fiscal year beginning January 1, 1999, and is no longer considered a "Development Stage Enterprise", as defined by Statement of Financial Accounting Standard (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprise.

Revenue recognition:

        The Company recognizes revenue when the party goods are shipped to customers. Outbound shipping charges and sales returns are included in net revenue. The Company provides allowances for sales returns based on historical experience in the period of the sale.

Use of estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents

        Cash equivalents are carried at cost plus accrued interest, which approximates fair value. The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents of $18,673,304 at December 31, 1999, included money market funds and highly rated corporate securities.

Marketable securities

        The Company determines the appropriate classification of marketable securities at the time of acquisition and reevaluates such determinations at each balance sheet date. Marketable securities which meet the criteria for classification as available-for-sale are carried at fair value, based on quoted market prices, with unrealized gains and losses reported as a component of comprehensive income. As of December 31, 1999 all of the Company's marketable securities were classified as available-for-sale.

Stock-based compensation:

        The Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" in accounting for its stock option incentive plan. As such, compensation expense would be recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price of the option. In accordance with Statement of Financial Accounting Standards No. 123, the Company provides the necessary pro forma disclosures as if the fair value method had been applied.

Property and equipment:

        Property and equipment are stated at cost less accumulated depreciation and are depreciated on the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Expenditures for maintenance and repairs are charged to operations as incurred.

Intangible Assets:

        Intangible Assets consist of the estimated fair value of warrants issued to the Company's fulfillment partner, Taymark, and Margaritaville less amortization. The intangible assets are amortized over the life of the agreements. See Note 5 for further discussion.

Software costs:

        In accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", issued in March 1998 and adopted by the Company, external direct costs of materials and services incurred in connection with developing or obtaining internal use software were capitalized. Such costs will be amortized using the straight-line method over an estimated useful life of 3 years beginning when the software is ready for its intended use or over its known useful life, whichever is shorter.

        The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("SFAS 121"). This statement establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS 121 requires, among other things, that the entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

        During the year 1999 the Company replaced it web site necessitating the write-off of $273,288 of previously capitalized software costs. On September 30, 1999, the Company modified the Star Concept (see Note 5) and as a result wrote off $245,627 of capitalized production and development costs. In total, these amounts are included in loss resulting from abandonment of assets in the accompany statement of operations for the year ended December 31, 1999.

        On August 5, 1999, the Company entered into a fixed fee agreement with Rare Medium Inc. to develop a new web site, including the development of a new visual identity, additional functionality and a new technical infrastructure to better support the scalability of the Company's web site. The fixed fee for the services provided was $500,000, which is included in property and equipment in the accompanying balance sheet.

Income taxes:

        The Company accounts for income taxes using the asset and liability method. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized.

Per share data:

        Basic and diluted loss per share is based on the weighted average number of outstanding shares of common stock and excludes the effect of stock options and warrants. In computing the weighted average number of shares outstanding during 1998, the 3,624,043 shares issued for $.01 per share and the 420,691 outstanding shares of WSI prior to the merger were treated as if they were outstanding for the entire year of 1998.

3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                         1999
                                                                    ------------
Computer, office equipment and furniture and fixtures...........    $  624,821
Web site and related software...................................    $  646,572
                                                                    ============
                                                                    $1,271,393
Less accumulated depreciation and amortization..................    $ (410,936)
                                                                    ------------
        Total                                                       $  860,457
                                                                    ============


4.  INCOME TAXES

        As of December 31, 1998 and 1999, the Company has estimated net operating loss carryforwards of approximately $800,000 and $10,000,000, respectively, which begin to expire in 2018. The Company has recorded a deferred tax asset offset by a valuation allowance because of uncertainty regarding its realizability. A change in control, as defined by the federal income tax regulations could limit the Company's ability to utilize its carryforwards.

5.  COMMITMENTS AND CONTINGENCIES

        Leases:

        The Company leases facilities and equipment under several month-to-month and three month operating leases. The Company's rental expense under operating leases for the year ended December 31, 1998 and 1999 amounted to $27,983 and $105,164 respectively. Future minimum payments under these leases are $37,500.

See Note 10.

        Finder's fee arrangement:

        The Company and its former Chief Executive Officer ("former CEO") entered into an agreement prior to such individual becoming the former CEO, which calls for the former CEO to receive a finder's fee in the amount of 5% of the first $2,000,000 in equity raised from any party introduced by the former CEO. In connection with this agreement, as of December 31, 1999, amounts in excess of $2,000,000 have been raised. As a result, $50,000 has been paid to the former CEO in both 1998 and 1999.

        License and StarGreetings agreements:

        Star entered into an agreement with StarGreetings, LLC, as the creator of the StarGreetings concept ("StarConcept"), to license the exclusive use of the StarConcept on the web sites of the Company and Star. The agreement calls for a royalty of 2 1/2% of revenues derived from the StarConcept, payable quarterly. Star Greetings, LLC is owned, in part, by the Company's former CEO. No amounts were payable to StarGreetings, LLC under the agreement for the years ended December 31, 1998 and 1999.

        The Company has entered into several agreements with celebrities to secure their services with Star. The agreements are substantially the same and consist of three separate compensation components. The first component is a participation fee (and any related expenses). The second component is a commission payable to the celebrity and to a charity of their choice upon the sale of each StarGreeting. The third component is an option to purchase stock in the Company. During 1999, the Company entered into ten such agreements with terms ranging from one year to three years. No commissions are due under these agreements as of December 31, 1999. The value of the options approximated $612,000, as determined using the Black-Scholes option pricing model. Upon the modification of the StarConcept, the Company expensed the remaining unamortized value of the options.

        The Company entered into a 12 month consulting agreement with the former CEO which expires on April 14, 2000. As a result of the modification of the StarConcept, the former CEO was terminated on September 30, 1999 and his fee for the remainder of the contract was accrued for in accrued severance. As of December 31, 1999, approximately $73,000 of this fee remains in accrued expenses.

        Consulting agreements:

        The Company entered into a consulting agreement with one of its outside directors. The agreement was in effect from September 15, 1998 through December 31, 1999. Compensation under the agreement consists of options to purchase 50,000 shares of the Company's common stock, of which 25,000 options were granted on September 15, 1998 and 25,000 options were granted on January 20, 1999 when the consultant's time on behalf of the Company exceeded 100 hours. For the period ended December 31, 1998, the Company charged $23,089 of the value of the options granted ($102,487) to expense. On April 1, 1999, the consulting agreement was terminated and the remaining $79,398 value of the options granted was charged to expense during 1999.

        On September 7, 1999, the Company entered into a three year consulting agreement with one of its outside directors. Compensation under the agreement consists of options to purchase 100,000 shares of the Company's common stock with an exercise price of $2.00. The options vest ratably over three years provided that the director is still providing consulting services to the Company on those dates. The fair market value of the Company's stock on the grant date was $3.94. For the year ended December 31, 1999, the Company charged $40,928 of the value of the options granted ($368,350) to expense.

        Employment agreements:

        The Company has entered into employment agreements with several of its executives. The agreements expire from December 31, 1999 through March 30, 2002 and provide for annual salaries aggregating $740,000. In addition, the executives were granted options to purchase an aggregate of 1,524,730 shares of the Company's common stock, which vest in various increments provided the executives remain continuously employed by the Company. In addition to base salary, the agreements provide that the executives may receive an annual performance bonus at the discretion of the Compensation Committee of the Board of Directors. The agreements also have termination clauses that call for severance payments ranging up to one year's salary.

        Advertising agreement:

        On September 27, 1999, the Company entered into two agreements with America Online, Inc., a Shopping Channel Promotion Agreement and an Advertising Purchase Agreement to provide promotions on the AOL web site requiring total payments of $1,276,481 over the term of the agreement. The term of the two agreements is ten months commencing October 1, 1999.

        Fulfillment agreement:

        On July 8, 1999, the Company entered into a product fulfillment agreement with a direct marketer of party supplies. Under the agreement, the Company will utilize the direct marketer's inventory and fulfillment services to deliver merchandise ordered on the site, or directly through a toll-free telephone number, directly to consumers. The initial term of the agreement runs through December 31, 2002. The agreement contains certain restrictions on competition by the direct marketer. As additional consideration for such restrictions and services, the Company issued a warrant to purchase 3,000,000 shares of common stock at an exercise price of $3.75. The warrant expires on October 1, 2002. The estimated fair value of the warrant on the date of issue was approximately $5.3 million as determined using the Black-Scholes option pricing model. The value of the warrant is included in intangible assets on the accompanying Balance Sheet as of December 31, 1999 and is being amortized over the initial term of the fulfillment agreement. For the year ended December 31, 1999, the Company amortized $755,488 to expense related to the amortization of the warrant, which has been included in amortization of fulfillment partner warrant on the accompanying statement of operations.

        Advertising and public relations agency agreements:

        On September 29, 1999, the Company entered into an agreement with Kirshenbaum Bond & Partners ("Kirshenbaum") to create a marketing communications program during the period from July 1, 1999 through June 30, 2000. The annual fee payable to Kirshenbaum is $1,026,000 to be paid in 12 monthly installments. In addition to the annual fee, the Company will pay a 15% commission on internet advertising and a 4% commission on TV and radio advertising placed through Kirshenbaum. For the year ended December 1999, the Company charged $442,500 of this annual fee to expense. See Note 10.

        License agreement:

        On December 21, 1999, the Company entered into a product license agreement with Margaritaville Holdings. Under the agreement, the Company will license the "Margaritaville" name for use in a distinct area of the iParty.com web site, which shall be used to aggregate and offer for sale products that are consistent with themes associated with Margaritaville and Jimmy Buffet. The initial term of the agreement runs through December 20, 2002. For consideration for the license, the Company will pay a 6% royalty on sales of product which bear the "Margaritaville" name. As additional consideration, the Company issued a warrant to purchase 550,000 shares of common stock at an exercise price of $2.88. The warrant expires on December 21, 2004. The estimated fair value of the warrant on the date of issue was approximately $1.6 million as determined using the Black-Scholes option pricing model. The value of the warrant is included in intangible assets on the accompanying Balance Sheet as of December 31, 1999 and is being amortized over the life of the agreement. For the year ended December 31, 1999, the Company charged $45,337 to expense related to the amortization of the agreement which has been included in marketing & sales in the accompanying statement of operations.

6.  STOCKHOLDERS' EQUITY

        Series A preferred stock:

        On June 30, 1998, the Company's Board of Directors designated 1,000,000 shares of the

Company's authorized 10,000,000 shares of preferred stock as Series A preferred stock. Such shares have a par value of $.001, an original issue price per share of $1.00, bear no dividends, have a liquidation preference senior to the Company's common stock and are convertible, on a one to one basis, as adjusted, into shares of the Company's common stock. As of December 31, 1999, there were 1,000,000 shares of Series A preferred stock outstanding, respectively. The shares of preferred stock were issued in connection with the exercise of outstanding warrants. The exercise of the warrants resulted in gross proceeds of $1,000,000 including the conversion of $250,000 in notes payable.

        Series B and C preferred stock:

        During 1999, the Company completed a private placement of Series B Convertible Preferred Stock and redeemable common stock purchase warrants, raising gross proceeds of $20,899,000. The financing was comprised of 1,044,952 shares of Series B Preferred Stock convertible into an aggregate of 10,449,520 shares of common stock and the issuance of warrants to purchase an additional 5,224,760 shares of common stock at an exercise price of $2.00 per share. The Series B Preferred Stock is convertible at any time into a number of shares of common stock equal to the quotient derived by dividing (1) $20.00 by (2) the conversion price in effect at the time of the conversion. The initial conversion price is $2.00 per share, reflecting an initial conversion ratio of 10:1. With certain exceptions, the conversion price will be adjusted on a weighted-average basis in the event the Company issues common stock at price below the conversion price. The Series B Preferred Stock will automatically convert into common stock at the conversion price then in effect in the event the Company consummates a secondary public offering resulting in gross proceeds to the Company of at least $10,000,000. The Series B Preferred Stock will be treated as prior to the Company's common stock, and pari passu with the Company's Series A, C and D Preferred Stock in the event of a liquidation of the Company. Holders of Series B Preferred Stock vote on an as-if-converted basis on all matters submitted to a vote of the Company's shareholders. Each common stock purchase warrant is exercisable for a period of five years, commencing one year from the issue date, at an initial exercise price of $2.00 per share. Under certain circumstances, the common stock warrants are protected against dilution upon the occurrence of certain events including the sale of common stock for less than fair market value or less than the conversion price. Commencing one year from the issue date, the Company may, on thirty-days notice, redeem the common stock warrants at a price of $.05 per warrant if the average closing bid price of the common stock equals or exceeds $8.00 per share for 20 consecutive trading days within a period of 30 consecutive trading days.

        The net proceeds of $19,513,000 were allocated to the preferred stock and warrants based on their relative fair values of approximately $14,160,000 and $5,353,000, respectively. In addition, the preferred stock's conversion features provide for an immediate benefit to its holders, computed by determining the fair value of the common stock obtained upon conversion, less the relative fair value of the preferred stock. In accordance with Emerging Issuer Task Force ("EITF") Issue No. 98-5, the value of the preferred stock's beneficial conversion feature cannot exceed the relative fair value assigned to the preferred stock. Such amount of $14,160,000 has been reflected as a dividend in the accompanying financial statements.

        In addition, the Company sold Series C Convertible Preferred Stock and redeemable common stock purchase warrants. The Series C financing was comprised of 100,000 shares of Series C Preferred Stock convertible into 1,000,000 shares of common stock and the issuance of warrants to purchase an additional 500,000 shares of common stock at an exercise price of $2.00 per share, raising gross proceeds of $2,000,000. The terms of the Series C Preferred Stock are identical to those of the Series B Preferred Stock.

        The net proceeds of $1,840,000 were allocated to the preferred stock and warrants based on their relative fair values of approximately $1,332,000 and $508,000, respectively. In addition, the preferred stock's conversion features provide for an immediate benefit to its holders, computed by determining the fair value of the common stock obtained upon conversion, less the relative fair value of the preferred stock. In accordance with EITF Issue No. 98-5, the value of the preferred stock's beneficial conversion feature cannot exceed the relative fair value assigned to the preferred stock. Such amount of $1,332,000 has been reflected as a dividend in the accompanying financial statements.

        The placement agent in the Series B and C financings received fees of approximately $1,329,000 and warrants to purchase 929,929 shares of common stock at an exercise price of $2.00 per share. At the time of grant, the 929,929 warrants had an estimated fair value of approximately $2.9 million as determined using the Black-Scholes option pricing model. The Series B financing included the conversion of $2,000,000 of the Company's outstanding 10% Senior Convertible Notes and $55,850 of accrued interest into 102,792 shares of Series B Preferred Stock.

        Series D preferred stock:

        On December 20, 1999, the Company completed a private placement of Series D Convertible Preferred Stock and redeemable common stock purchase warrants, raising proceeds of $5,000,000. The financing was comprised of 250,000 shares of Series D Preferred Stock convertible into an aggregate of 2,500,000 shares of common stock and the issuance of warrants to purchase an additional 1,250,000 shares of common stock at an exercise price of $2.00 per share. The Series D Preferred Stock is convertible at any time into a number of shares of common stock equal to the quotient derived by dividing (1) $20.00 by (2) the conversion price in effect at the time of the conversion. The initial conversion price is $2.00 per share, reflecting an initial conversion ratio of 10:1. With certain exceptions, the conversion price will be adjusted on a weighted-average basis in the event the Company issues common stock at price below the conversion price.

        The Series D Preferred Stock will automatically convert into common stock at the conversion price then in effect in the event the Company consummates a secondary public offering resulting in gross proceeds to the Company of at least $10,000,000. The Series D Preferred Stock will be treated as prior to the Company's common stock, and pari passu with the Company's Series A, B and C Preferred Stock in the event of a liquidation of the Company. Holders of Series D Preferred Stock vote on an as-if-converted basis on all matters submitted to a vote of the Company's shareholders. Each common stock purchase warrant is exercisable for a period of five years, commencing one year from the issue date, at an initial exercise price of $2.00 per share. Under certain circumstances, the common stock warrants are protected against dilution upon the occurrence of certain events including the sale of common stock for less than fair market value or less than the conversion price. Commencing one year from the issue date, the Company may, on thirty-days notice, redeem the common stock warrants at a price of $.05 per warrant if the average closing bid price of the common stock equals or exceeds $8.00 per share for 20 consecutive trading days within a period of 30 consecutive trading days.

        The net proceeds of $4,993,000 were allocated to the preferred stock and warrants based on their relative fair values of approximately $3,646,000 and $1,347,000, respectively. In addition, the preferred stock's conversion features provide for an immediate benefit to its holders, computed by determining the fair value of the common stock obtained upon conversion, less the relative fair value of the preferred stock. In accordance with EITF Issue No. 98-5, the value of the preferred stock's beneficial conversion feature cannot exceed the relative fair value assigned to the preferred stock. Such amount of $3,646,000 has been reflected as a dividend in the accompanying financial statements.

        The market price at the time of this transaction was $3.19, therefore triggering the anti-dilution provision in the Series B and C preferred stock. The effect of this anti-dilution provision was (1) an adjustment to the exercise price of the redeemable common stock purchase warrants attached to the Series B and C preferred stock to $1.81 and (2) the issuance of 695,966 additional redeemable common stock purchase warrants with an exercise price of $1.81 to the holders of the warrants issued in the Series B and C financings.

        Upon issuance of the additional warrants and adjustment to the exercise price of the warrants, the Company allocated approximately $2,242,000 to additional paid in capital which represents the fair value of the new warrants, and the increase in value of the then outstanding warrants related to the Series B and C Preferred Stock. This amount has been reflected as a dividend in the accompanying financial statements.

7.  EARNINGS PER SHARE

        The Company has computed net income (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share ("Diluted EPS") is computed by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents then outstanding using the treasury-stock method.

        The following table sets forth the computation of pro-forma basic and diluted earnings per share:


                                                            1998                  1999
                                                       -------------          -------------
Net loss ....................................          $   (862,398)          $(11,255,415)
Preferred stock beneficial conversion feature          $          0           $(21,380,000)
Net (loss) available to common shareholders .          $   (862,398)          $(32,635,415)
                                                       ============           ============
Weighted Average Shares Outstanding:
    Basic and diluted .......................            10,525,213             11,005,421
                                                       ============           ============
Loss per share--basic and diluted: ..........          $      (0.08)          $      (2.97)
                                                       ============           ============

        The effect of the exercise of certain warrants and options issued are not included as the effect on loss per share would be anti-dilutive.

8.  NOTES PAYABLE

Note payable:

        During December 1998, the Company borrowed $125,000 from each of two shareholders, which was payable in 90 days, at an interest rate of 6.5% per annum. The shareholders are also holders of warrants to purchase Series A convertible preferred stock. In connection with such borrowing, a provision allowed the shareholders to request payment in the form of application of the principal amount against the exercise price of an appropriate number of warrants.

        On January 20, 1999, the shareholders exercised warrants to purchase 250,000 Series A preferred shares and applied the $250,000 outstanding principal amount of the notes in payment of the exercise price of the warrants.

Funding agreement:

        The Company entered into a Funding Agreement, dated as of March 31, 1999 and amended as of April 14, 1999, with two of its directors. Pursuant to the terms of the Funding Agreement each director advanced certain funds to the Company totaling $2,000,000. In connection with each such funding, the funding party received a 10% Senior Secured Promissory Note for the amount funded and warrants to purchase such number of shares of Common Stock equal to the amount funded divided by the closing bid price of the Common Stock on the date of each such funding. During 1999, $2,000,000 was advanced to the Company and, accordingly, warrants to purchase 528,210 shares of common stock have been issued with exercise prices ranging from $2.63 to $5.13 per share.

        The fair market value of the warrants was treated as a discount on the issuance of the note and accordingly was netted against the principal amount outstanding and amortized over the life of the debt.

The discount, totaling approximately $949,000 was expensed as interest expense in 1999.

        On September 10, 1999, the note holders converted the $2,000,000 outstanding balance and $55,850 of accrued interest into Series B Preferred Stock.

9.  STOCK OPTION PLAN

        On July 14, 1998, the Company adopted the 1998 Incentive and Nonqualified Stock Option Plan, as amended (the "1998 Plan") under which options to acquire 2,500,000 shares of common stock may be granted to officers, directors, key employees and consultants. The exercise price for qualified incentive options cannot be less than the fair market value of the stock on the grant date and the exercise price of nonqualified options can be fixed by the plan administrator. Qualified incentive options to purchase the Company's common stock under the 1998 Plan have been granted to employees, directors and consultants of the Company at fair market value at the date of grant. Generally, the options become exercisable over periods up to four years and expire ten years from the date of grant. On August 24, 1999, the Company increased the number of options available under the 1998 Plan to 4,000,000 shares.

        A summary of the Company's stock options outstanding as of December 31, 1998 and 1999 and activity during the years then ended are as follows:


                                                     1998                             1999
                                            ----------------------------     ----------------------------
                                                               WEIGHTED                          WEIGHTED
                                                               AVERAGE                           AVERAGE
                                                               EXERCISE                          EXERCISE
                                              SHARES            PRICE         SHARES              PRICE
                                            ---------          --------      ---------           --------
Outstanding at beginning of period...               0          $      0       1,025,000          $   2.17
Stock options:
    Granted .........................       1,025,000          $   2.17       2,750,030              3.32
    Expired .........................               0                 0         430,000              3.17
Outstanding at end of period ........       1,025,000          $   2.17       3,345,030          $   2.99
                                            =========          ========      ==========          ========
Exercisable at end of period ........         450,000          $   2.31       1,324,000          $   2.77
                                            =========          ========      ==========          ========

        The effect of applying Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") on the year ended December 31, 1998 and 1999 pro forma net loss as stated below is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock option grants in future years. The weighted average fair value of the options granted during 1998 has been estimated at $1.69 per share on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no dividend yield, volatility of 100%, a risk-free interest rate of 4.92% to 5.72%, and an expected life of five years from date of vesting. The weighted average fair value of the options granted during the year ended December 31, 1999 have been estimated at $2.85 per share on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no dividend yield, volatility of 95%, a risk-free interest rate of 5.38% to 6.64%, and an expected life of five years from date of vesting. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS 123, the Company's net loss and net loss per share would have been the following pro forma amounts:

                                                     1998              1999
                                                 -------------     -------------
Net loss
   -- as reported...........................     $   (862,398)     $(11,255,415)
   -- pro forma                                  $ (1,617,473)     $(14,395,826)
Net loss per share
   -- as reported...........................     $       (.08)     $      (2.97)
   -- pro forma.............................     $       (.15)     $      (3.25)
                                                 =============     =============

        In connection with the stock options granted to consultants and to employees with exercise prices less than fair market value, the Company has $832,623 of remaining compensation expense which will be recorded in future periods as these options vest.

10.  SUBSEQUENT EVENTS

        In March 2000, the Company entered into a five year operating lease in New York City. Contracted minimum lease and office equipment payments are as follows:


YEAR ENDING                           PROPERTY         OFFICE
DECEMBER 31,                           LEASE          EQUIPMENT          TOTAL
--------------------------------    ------------     -----------     ------------
2000............................    $    142,667     $    22,469     $    165,136
2001............................         217,840          34,384          252,224
2002............................         223,715          34,384          258,099
2003............................         229,765          12,969          242,734
2004............................         235,998               0          235,998
Thereafter......................          79,365               0           79,365
                                    ------------     -----------     ------------
    Total.......................    $  1,129,350     $   104,206     $  1,233,556
                                    ============     ===========     ============

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our certificate of incorporation and bylaws provide that we indemnify all of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Under our certificate of incorporation and bylaws, any director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified. A director or officer will be indemnified if it is determined that the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officer in connection with the performance of their duties. We pay the entire premium for the liability insurance.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        It is expected that the following expenses will be incurred in connection with the issuance and distribution of the common stock being registered. All such expenses are being paid by us.

              SEC Registration fee                               $ 5,157
              Printing and Edgarization                          $ 5,000
              Accountants' fees and expenses                     $10,000
              Attorneys' fees and expenses                       $15,000
              Miscellaneous                                      $ 5,000
                                                                 -------

              Total                                              $40,157
                                                                 =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        During the past three fiscal years we have issued securities pursuant to exemptions to registration under the Securities Act of 1933. We issued an aggregate of 4,585,000 shares of common stock and warrants to purchase an aggregate of 1,000,000 shares of Series A preferred stock to certain offshore holding companies, for $997,197.43 in cash. We did not use an underwriter. This sale was exempt from registration pursuant to Section 3(b) of the Securities Act and Rule 504 promulgated thereunder, which provides an exemption for limited offers and sales of securities not exceeding an annual aggregate amount of $1 million. The Rule 504 Sale was a condition to the merger of iParty Corp and WSI, pursuant to which WSI changed its name to iParty Corp. The Rule 504 Sale was conducted in three issues, one at $.01 per share, a second issue at $1.00 per share which also included the Warrants, and a third at $1.00 per share without the Warrants, as set forth in the tables below.

        On June 25, 1998, we sold, in the first issue, an aggregate of 3,624,043 shares of common stock, at a purchase price of $.01 per share, to the following entities, in the amounts set forth below:


                                              Number of             Total
        Name of Purchaser                     Shares Purchased      Purchase Price
        -----------------                     ----------------      --------------
        Fletcher Investments Limited.         370,000               $ 3,700


        Sandown Limited                       345,000               $ 3,450
        Seaborne Limited                      330,000               $ 3,300
        Stamford Securities Limited           365,000               $ 3,650
        Hampton Associates                    360,000               $ 3,600
        Intention Group Limited               320,000               $ 3,200
        Stackridge Associates Limited         375,000               $ 3,750
        Hoffman Finance Limited               380,000               $ 3,800
        Apostle Associates Limited            379,043               $ 3,790.43
        Clanstar International Limited        300,000               $ 3,000
        Intrepid International Corp           100,000               $ 1,000
                Total:                        3,624,043             $36,240.43


        On June 26, 1998, we sold, in the second issue, an aggregate of 80,000 shares of common stock and warrants to purchase an aggregate of 1,000,000 shares of Series A preferred stock, at $1.00 per share, to the following entities, in the amounts set forth below:


                                      Number of Shares and               Total
        Name of Purchaser             Warrants Purchased                 Purchase Price
        -----------------             ------------------                 --------------
        Ruffino Developments          40,000 shares of common stock      $ 40,000
        Limited                       and warrants to purchase 556,500
                                      shares of Series A preferred
                                      stock

        Henslowe Trading Limited      40,000 shares of common stock      $ 40,000
                                      and warrants to purchase 443,500
                                      shares of Series A preferred stock

        TOTAL:                        80,000 shares of common stock,     $ 80,000
                                      and warrants to purchase
                                      1,000,000 shares of Series A
                                      preferred stock


        Also, on June 26, 1998, we sold, in the third issue, an aggregate of 880,957 shares of common stock at a purchase price of $1.00 per share, to the following entities, in the amounts set forth below:

                                        Number and
        Name of Purchaser               Shares Purchased     Total Purchase Price
        -----------------               ----------------     --------------------
        Stackridge Associates Limited   140,000              $140,000
        Hoffman Finance Limited         140,957              $140,957
        Altis Limited                   600,000              $600,000
        Total:                          880,957              $880,957

        In August and September of 1999 we issued an aggregate of approximately 522,476 units of Series B convertible preferred stock to certain "accredited investors" (as such term is defined under Regulation D promulgated under the Securities Act). Each unit was composed of two (2) shares of Series

B convertible preferred stock and ten (10) common stock purchase warrants; accordingly, we issued an aggregate of approximately 1,044,952 shares of Series B preferred stock and 5,224,760 common stock warrants. Each share of Series B preferred stock is convertible at any time into ten (10) shares of common stock at an initial conversion price of $2.00 per share. Each common stock warrant is convertible into one share of common stock at an exercise price of $2.00 per share. The units were offered at a price of $40.00 per unit, in cash, provided that approximately 50,000 units were issued in exchange for the conversion of approximately $2,000,000 of our outstanding Senior Notes. Commonwealth Associates, L.P. acted as Placement Agent in connection with the sale of the units. In connection therewith, Commonwealth Associates, L.P. received approximately $1,250,000 (for commissions, structuring fees, and expenses) and warrants to purchase approximately 779,929 shares of common stock at an exercise price of $2.00 per share. The sale of the units was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which generally provides an exemption for certain private sales of securities.

        The first closing of the sale of units was held on August 26, 1999 in addition, sales of units were held on September 9, 1998 and September 10, 1999.

        On September 10, 1999 we issued an aggregate of 100,000 shares of Series C convertible preferred stock and 500,000 common stock warrant to Boston Millennia Partners, L.P., an "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act) for $2,000,000 in cash. Each share of Series C convertible preferred stock is convertible at any time into ten (10) shares of common stock at an initial conversion price of $2.00 per share. Each common stock warrant is convertible into one share of common stock at an exercise price of $2.00 per share. Commonwealth Associates acted as Placement Agent in connection with the sale of the units. In connection therewith, Commonwealth Associates, L.P. received approximately $160,000 (for commissions, structuring fees, and expenses) and warrants to purchase approximately 150,000 shares of common stock at an exercise price of $2.00 per share. The sale of the securities was exempt from registration pursuant to
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which generally provides an exemption for certain private sales of securities.

        On December 23, 1999 we issued an entity affiliated with an aggregate of 250,000 shares of Series D convertible preferred stock and 1,250,000 common stock warrant to Hicks, Muse, Tate & Furst Incorporated in a private placement, Hicks Muse is an "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act) for $5,000,000 in cash. Each share of Series D convertible preferred stock is convertible at any time into ten (10) shares of common stock at an initial conversion price of $2.00 per share. Each common stock warrant is convertible into one share of common stock at an exercise price of $2.00 per share. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which generally provides an exemption for certain private sales of securities.

ITEM 27.  EXHIBITS


   Exhibit Number     Description
   --------------     ------------

        3.1           Restated Certificate of Incorporation of WSI Acquisition Corp. and
                      Certificate of Merger by iParty Corp. into WSI Acquisition Corp.(1)

        3.2           by-laws of WSI Acquisition Corp., as amended.(1)

        4.1           Certificate of Designation of Series B Preferred Stock of  iParty
                      Corp.(2)

        4.2           Certificate of Designation of Series C Preferred Stock of iParty
                      Corp.(2)

        4.3           Certificate of Designation of Series D Preferred Stock of iParty
                      Corp.(5)

        4.4           Warrant Agreement between iParty Corp., Continental Stock Transfer and
                      Trust Company and Commonwealth Associates, LP.(2)

        4.5           Warrant Agreement between iParty Corp., Continental Stock Transfer and
                      Trust Company and Commonwealth Associates, LP.(2)

        4.6           Taymark Warrant**

        4.7           Margaritaville Holdings LLC Warrant**

        5.1           Opinion of Camhy Karlinsky & Stein LLP, counsel for the Registrant.**

        10.1          Merger  Agreement  by and  between  iParty  Corp.  and WSI  Acquisitions
                      Corp.(1)

        10.2          1998 Incentive and Non-Qualified Stock Option Plan.(1)

        10.3          Fry Multimedia Web Site Development Service Agreement.(1)

        10.4          iVillage Web Site Development Service Agreement.(1)

        10.5          OrderTrust Agreement between iParty Corp. and OrderTrust.(1)

        10.6          Consulting Agreement by Byron Hero.(3)

        10.7          Employment Agreement of Patrick Farrell.(3)

        10.8          Employment Agreement of Sal Perisano.(2)

        10.9          Employment Agreement of Dorice Dionne.**

       10.10          StarGreetings License Agreement.(1)

       10.11          Service Agreement between iParty Corp. and TechSpace LLC (as amended)(3)

       10.12          Consulting Agreement of Sal Perisano.(1)

       10.13          Finder's Fee Agreement between iParty LLC and Byron Hero.(1)

       10.14          Form of "StarGreeting" Agreement with Celebrities.(3)

       10.15          Funding Agreement among iParty Corp., Robert H. Lessin and Ajmal Khan.(3)

       10.16          Fulfillment Agreement between iParty Corp. and Taymark.(3)

       10.17          Agreement between iParty Corp. and Rare Medium, Inc.(2)

       10.18          Agreement between iParty Corp. and LinkShare Corporation.(2)

       10.19          Agreement between iParty Corp. and America Online, Inc.(2)

       10.20          Agreement between iParty Corp. and Kirshenbaum Bond Partners.(2)

       10.21          Consulting Agreement between iParty Corp. and Stuart Moldaw.(2)

       10.22          Agreement between iParty Corp. and Margaritaville Holdings LLC.**

       23.1           Consent of Arthur Andersen LLP**

       23.2           Consent of Richard A. Eisner & Company, LLP. **

       23.3           Consent of Camhy Karlinsky & Stein LLP (included in Exhibit 5.1).**

       24.1           Power of Attorney.**

       27.1           Financial Data Schedule.(4)

--------------------
(1) Incorporated herein in its entirety by reference to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on March 8, 1999.

(2) Incorporated herein in its entirety by reference to Amendment No. 2 to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on October 19, 1999.

(3) Incorporated herein in its entirety by reference to Amendment No. 1 to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on July 12, 1999.

(4) Incorporated herein by reference to iParty's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

(5) Incorporated herein by reference to iParty's Annual Report on Form 10-KSB for the year ended December 31, 1999.

(6) Incorporated herein by reference to iParty's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

**Filed herewith.

ITEM 28.  UNDERTAKINGS

        The Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, any material information with respect to the plan of distribution not previously disclosed in this registration statement or any fundamental change to the information in this registration statement.

       2. That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices and controlling persons of the Registrant pursuant to the Registrant's certificate of incorporation, indemnification agreement, insurance or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2000.

                                    iPARTY CORP.

                                    By:     /s/  Sal Perisano
                                            ------------------------------------
                                            Sal Perisano
                                            Chief Executive Officer



                                POWER OF ATTORNEY

               KNOW ALL BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Sal Perisano as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign this, and any or all amendments to this, Registration Statement on Form SB-2, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


      Signature                                    Title                            Date
      ---------                                    -----                            ----
 /s/ Sal Perisano                  Chief Executive Officer and Director         June 29, 2000
 -------------------------
 Sal Perisano


 /s/ Robert Jevon                                Director                       June 29, 2000
 -----------------------
 Robert Jevon


 /s/ Ajmal Khan                                  Director                       June 29, 2000
 -----------------------
 Ajmal Khan


 /s/ Robert H. Lessin                            Director                       June 29, 2000
 -----------------------
 Robert H. Lessin


 /s/ Michael Levitt                              Director                       June 29, 2000
 -----------------------
 Michael Levitt


 /s/ Stuart G. Moldaw                            Director                       June 29, 2000
 ----------------------
 Stuart G. Moldaw

EXHIBIT INDEX

   Exhibit Number     Description
   --------------     -----------

        3.1           Restated Certificate of Incorporation of WSI Acquisition Corp. and
                      Certificate of Merger by iParty Corp. into WSI Acquisition Corp.(1)

        3.2           By-Laws of WSI Acquisition Corp., as amended.(1)

        4.1           Certificate of Designation of Series B Preferred Stock of  iParty
                      Corp.(2)

        4.2           Certificate of Designation of Series C Preferred Stock of iParty
                      Corp.(2)

        4.3           Certificate of Designation of Series D Preferred Stock of iParty
                      Corp.(5)

        4.4           Warrant Agreement between iParty Corp., Continental Stock Transfer and
                      Trust Company and Commonwealth Associates, LP.(2)

        4.5           Warrant Agreement between iParty Corp., Continental Stock Transfer and
                      Trust Company and Commonwealth Associates, LP.(2)

        4.6           Taymark Warrant.**

        4.7           Margaritaville Holdings LLC Warrant.**

        5.1           Opinion of Camhy Karlinsky & Stein LLP, counsel for the Registrant.**

        10.1          Merger  Agreement  by and  between  iParty  Corp.  and WSI  Acquisitions
                      Corp.(1)

        10.2          1998 Incentive and Non-Qualified Stock Option Plan.(1)

        10.3          Fry Multimedia Web Site Development Service Agreement.(1)

        10.4          iVillage Web Site Development Service Agreement.(1)

        10.5          OrderTrust Agreement between iParty Corp. and OrderTrust.(1)

        10.6          Consulting Agreement by Byron Hero.(3)

        10.7          Employment Agreement of Patrick Farrell.(3)

        10.8          Employment Agreement of Sal Perisano.(2)

        10.9          Employment Agreement of Dorice Dionne.**

        10.10         StarGreetings License Agreement.(1)

        10.11         Service Agreement between iParty Corp. and TechSpace LLC (as amended)(3)

        10.12         Consulting Agreement of Sal Perisano.(1)

        10.13         Finder's Fee Agreement between iParty LLC and Byron Hero.(1)


        10.14         Form of "StarGreeting" Agreement with Celebrities.(3)

        10.15         Funding Agreement among iParty Corp., Robert H. Lessin and Ajmal Khan.(3)

        10.16         Fulfillment Agreement between iParty Corp. and Taymark.(3)

        10.17         Agreement between iParty Corp. and Rare Medium, Inc.(2)

        10.18         Agreement between iParty Corp. and LinkShare Corporation.(2)

        10.19         Agreement between iParty Corp. and America Online, Inc.(2)

        10.20         Agreement between iParty Corp. and Kirshenbaum Bond Partners.(2)

        10.21         Consulting Agreement between iParty Corp. and Stuart Moldaw.(2)

        10.22         Agreement between iParty Corp. and Margaritaville Holdings LLC.**

        23.1          Consent of Arthur Andersen LLP**

        23.2          Consent of Richard A. Eisner & Company, LLP. **

        23.3          Consent of Camhy Karlinsky & Stein LLP (included in Exhibit 5.1).**

        24.1          Power of Attorney.**

        27.1          Financial Data Schedule.(6)

----------------
(1) Incorporated herein in its entirety by reference to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on March 8, 1999.

(2) Incorporated herein in its entirety by reference to Amendment No. 2 to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on October 19, 1999.

(3) Incorporated herein in its entirety by reference to Amendment No. 1 to iParty's Registration Statement on Form 10-SB, Registration No. 0-25507, as filed with the Securities and Exchange Commission on July 12, 1999.

(4) Incorporated herein by reference to iParty's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

(5) Incorporated by reference to iParty's Annual Report on Form 10-KSB for the year ended December 31, 1999.

(6) Incorporated by reference to iParty's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

**Filed herewith.